UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Sunstone Hotel Investors, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Dear Stockholder:

It is a pleasure to invite you to the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sunstone Hotel Investors, Inc. (“Sunstone”), a Maryland corporation, to be held at Hyatt Regency San Francisco hotel, located at 5 Embarcadero Center, San Francisco, CA 94111, on Friday, May 1, 2026, at 8:00 a.m. local time, for the following purposes:

1.	Election of nine directors to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	Advisory vote to approve the compensation of Sunstone’s Named Executive Officers, as set forth in the proxy statement for Sunstone’s Annual Meeting (“Say-on-Pay Vote”); and
4.	Transaction of other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

Only stockholders of record of shares of Sunstone common stock, par value $0.01 per share, at the close of business on March 4, 2026, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

Whether you own a few or many shares and whether or not you plan to attend the Annual Meeting, it is important that your shares be voted on matters that come before the meeting. You can ensure that your shares are voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided or, if you own shares through a bank or broker that provides for voting by telephone or over the Internet, by submitting your authorization to vote by telephone or over the Internet in accordance with your bank’s or broker’s instructions. If your proxy card is signed and returned without specifying your choices, your shares will be voted on each proposal in accordance with our Board of Directors’ recommendations.

We would like to take this opportunity to thank you for your support of Sunstone. We believe that our continued refinement of our compensation and corporate governance practices, coupled with our commitment to building long-term value for our stockholders, positions Sunstone for a promising future. We continue to focus on maintaining compensation and corporate governance practices that align with stockholders, as reflected by the following previously implemented initiatives: Proxy Access; Director Holdover Resignation Guidelines; Limitations on Stockholder Rights Plans; Right of Stockholders to Amend Company Bylaws; Restrictions on Classifying Directors; Anti-Hedging and Pledging policies; Clawback Policy; comprehensive Insider Trading Policy; Double-Trigger accelerated vesting; and a Pay-For-Performance structure that is aligned with our stockholders.

Again, we thank you for your continued support and look forward to a promising future.

By Order of the Board of Directors

David M. Klein
Executive Vice President—General Counsel
and Secretary

March 18, 2026

WHEN:

May 1, 2026,
8:00 a.m. local time

WHERE:

Hyatt Regency San Francisco

5 Embarcadero Center, San Francisco, CA 94111

AGENDA:

1. Election of nine directors to serve until the next annual meeting and until their successors are elected and qualified;

2. Ratify the appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3. Advisory Say-on-Pay Vote.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 18, 2026

You are invited to Sunstone’s 2026 annual meeting of stockholders, or the Annual Meeting. Only stockholders of record at the close of business on March 4, 2026 are entitled to notice of and to vote at the Annual Meeting.

Stockholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. This Notice and the proxy card itself have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Stockholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the Internet rather than mailing paper copies of the materials. This Proxy Statement and Sunstone’s annual report on Form 10–- K for the fiscal year ended December 31, 2025 (“Annual Report”) are available on the Internet at www.proxyvote.com. Internet distribution of the proxy materials is designed to expedite receipt by stockholders, lower costs and reduce the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials (“Notice Card”), has instructions on how to access and review our proxy materials online, as well as instructions for online or telephone voting. We sent the Notice Card to our stockholders on or about March 18, 2026. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice Card but would like to request paper copies of our proxy materials, you may do so by following the instructions described in the Notice Card.

TABLE OF CONTENTS (continued)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2026

This proxy statement and our Annual Report are available at our Investor Relations website at www.sunstonehotels.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. In addition, for more complete information about our 2025 financial performance, please see our Annual Report on Form 10–- K for the fiscal year ended December 31, 2025, available at www.sunstonehotels.com.

VOTING INSTRUCTIONS

Your vote is very important. For this reason, our Board of Directors (the “Board”), is soliciting the enclosed proxy to allow your shares of common stock, par value $0.01 per share, to be represented and voted, as you direct, by the proxy holders named in the enclosed proxy card at the 2026 annual meeting of stockholders (“Annual Meeting”) of Sunstone Hotel Investors, Inc. “We,” “our,” the “Company” and “Sunstone” refer to Sunstone Hotel Investors, Inc.

INVITATION TO THE
ANNUAL MEETING

Stockholders are invited to attend the Annual Meeting on May 1, 2026, beginning at 8:00 a.m. local time.

The Annual Meeting will be held at:

Hyatt Regency San Francisco

5 Embarcadero Center

San Francisco, CA 94111

Record Date:
March 4, 2026

Number of Common Shares Eligible to Vote at the Meeting as of the Record Date:
189,140,775

Company Principal Executive Offices:
15 Enterprise, Suite 200 Aliso Viejo, California 92656

Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:
March 18, 2026

VOTING MATTERS

Proposal	Matter	Board Recommendation	Page Reference
1	Election of Nine Directors Identified in this Proxy Statement	FOR each nominee	13

2	Ratification of Independent Registered Public Accounting Firm for 2026	FOR	24

3	Advisory Say-on-Pay Vote	FOR	25

2026 Proxy Statement	1

PROXY SUMMARY

DIRECTOR NOMINEES

			2026 Committee Membership and
	Director		Other Roles (1)			Other Public
Name, Age	Since	Primary Occupation	A	C	NCG	Company Boards
W. Blake Baird, 65	2016	Co-Founder, Chairman of the Board and Chief Executive Officer, Terreno Realty Corporation			(Chair)	Terreno Realty Corporation
Michael Barnello, 60	2025	Founding and Managing Partner, Badlands Hotel Capital
Andrew Batinovich, 67	2011	President and Chief Executive Officer, Glenborough, L.P.
Monica S. Digilio, 63	2020	Founder and Chief Executive Officer, Compass Advisors, LLC		(Chair)		Seaport Entertainment Group
Bryan A. Giglia, 49	2024	Chief Executive Officer, Sunstone Hotel Investors, Inc.
Kristina M. Leslie, 61	2021	Former Chief Financial Officer, DreamWorks Animation	(Chair)			Hinge Health, Inc.
Murray J. McCabe, 58	2016	Founder and Managing Partner, Montgomery Street Partners, L.P.
Verett Mims, 63	2021	Chief Financial Officer, Blum Capital Partners, L.P.				Sila Realty Trust, Inc.
Douglas M. Pasquale, 71 Chairman of the Board	2011	Founder and Chief Executive Officer, Capstone Enterprises Corporation				Dine Brands Global, Inc. Terreno Realty Corporation

A – Audit CommitteeC – Compensation CommitteeNCG – Nominating and Corporate Governance Committee

(1)	Committee assignments reflect appointments that are expected to be made following the Annual Meeting.

2	Sunstone Hotel Investors

PROXY SUMMARY

Director Nominees' Diversity and Skills

Our Director nominees exhibit a comprehensive mix of knowledge, skills, and experience, along with diversity of thoughts, backgrounds and perspectives. Three new independent Directors joined the Board since 2021. The Nominating and Corporate Governance Committee and the Board seek a balanced mix of new and experienced directors.

	W. Blake	Michael	Andrew	Monica S.	Bryan A.	Kristina M.	Murray J.	Verett	Douglas M.
	Baird	Barnello	Batinovich	Digilio	Giglia	Leslie	McCabe	Mims	Pasquale
Knowledge, Skills and Experience
Accounting / Financial Expert	✓	✓	✓	✓	✓	✓	✓	✓	✓
Board Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets	✓	✓	✓		✓	✓	✓	✓	✓
Corporate Governance / Investor Relations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cyber Security			✓			✓	✓	✓	✓
Corporate Responsibility	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Hotel / Real Estate Investments	✓	✓	✓	✓	✓		✓	✓	✓
Hotels / Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company REIT Experience	✓	✓	✓		✓		✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Gender
Female				✓		✓		✓
Male	✓	✓	✓		✓		✓		✓
Race/Ethnicity
African American								✓
Asian / Pacific Islander
White / Caucasian	✓	✓	✓	✓	✓	✓	✓		✓
Hispanic / Latino
Native American

2026 Proxy Statement	3

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to the values of transparency, stockholder-friendly corporate governance and the highest ethical standards. Our Board believes that these values provide the framework to support the Company in creating long-term stockholder value. Our detailed governance framework can be found in the Corporate Governance section of our website. The following highlights selections of this framework and adopted governance policies that we believe are in the best interests of our stockholders:

Board Independence	✔	All Directors, other than our Chief Executive Officer (“CEO”), are independent.
	✔	All of our Directors who served on the Board during 2025 attended 100% of the committee meetings on which they served. In 2025, the Board met seven times, with all Directors attending each meeting.
	✔	Our Directors participate in ongoing director education.
Board Composition	✔	All directors are elected annually at the annual meeting of stockholders.
	✔	We maintain a majority vote standard in uncontested elections.
	✔	We conduct annual Board and committee self-evaluations.
	✔	We are committed to including women and individuals from underrepresented communities in the qualified pool from which new director candidates are selected.
	✔	33% of our Directors identify as women and 11% identify as ethnically diverse.
	✔	We are committed to Board refreshment with three new independent Directors in the last four years, and four new independent Directors in the last five years.
Leadership Structure	✔	Our Chair of the Board is independent of the CEO.
Board Committees	✔	We maintain three standing Board committees (the “Committees”) – Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
	✔	All Committees are comprised solely of independent directors.
	✔	All of our current Audit Committee members are “financial experts.”
	✔	Two of our Committees, Audit Committee and Compensation Committee, are chaired by women.
	✔	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
Risk Oversight	✔

Our Board is responsible for risk oversight and delegates the oversight of key risks to specific committees; the Board and its Committees oversee management in its duty to assess and mitigate enterprise-level risks.

✔

Our Audit Committee oversees risk management as it relates to the integrity of the Company’s financial statements, fraud prevention and detection measures, and the adequacy of the Company’s cybersecurity protocols. Additionally, a review of management’s assessment of enterprise-level risks is conducted quarterly by the Audit Committee and annually by the full Board.

✔

Our Nominating and Corporate Governance Committee oversees risk management as it relates to our Corporate Responsibility program, including climate change, resource scarcity, public disclosure strategy, employee engagement and belonging, board refreshment, and human rights.

	✔	Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and procedures, human capital, and talent management plans and practices.
Communication	✔	We encourage a strong working relationship between the Chair of the Board, other Directors, the CEO, and the President.
	✔	Directors have open access to senior management and all employees.
	✔	Stockholders have access to communicate with our Directors.

4	Sunstone Hotel Investors

PROXY SUMMARY

Stock Ownership & Governance	✔

Each independent director is required to own and retain shares of the Company’s common stock having a value equal to at least five times his or her annual cash retainer no later than January 1 of the year following the fifth anniversary of his or her election as a director.

✔

The CEO and the President are required to own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary no later than January 1 of the year following the fourth anniversary of his or her appointment to CEO or President.

✔

Each Executive Vice President is required to own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary no later than January 1 of the year following the fourth anniversary of his or her appointment to such position.

	✔	We maintain a prohibition on any hedging or pledging of shares of Company stock.
	✔	We maintain a Compensation Recovery Policy (“Clawback Policy”).
	✔	We maintain a comprehensive Insider Trading Policy.
Accountability to Stockholders	✔	We maintain a non-classified Board with annual election of all directors.
	✔	The Company is prohibited from classifying the Board without stockholder approval.
	✔	We maintain majority voting in uncontested director elections.
	✔	Common stock is the only class of voting securities outstanding.
	✔	We maintain proxy access.
	✔	We opted out of the Maryland Business Combination and Control Share Acquisitions Act (eliminating certain takeover defenses).
✔

We maintain a policy prohibiting the adoption of a stockholder rights plan or “poison pill” without prior stockholder approval, unless the plan provides that it will expire within 12 months of adoption absent ratification by the Company’s stockholders.

✔

We maintain a policy requiring the Board to accept a resignation tendered by a nominee who is already serving as a director if such nominee received more votes “against” or “withheld” than “for” on his or her election at each of two consecutive annual meetings of stockholders.

	✔	We provide stockholders with access to our Board through on-going interactions and communication with our directors.
	✔	We maintain a stockholder’s right to amend our bylaws.
Corporate Responsibility	✔	Our Nominating and Corporate Governance Committee monitors our programs and initiatives on our Corporate Responsibility Program, including environmental sustainability and social responsibility.

2026 Proxy Statement	5

PROXY SUMMARY

OUR COMPENSATION PRACTICES

Objectives. We seek to attract, motivate, and retain our Named Executive Officers (“NEOs”) through competitive compensation arrangements that we believe, within appropriate risk parameters, provide strong financial incentives for the NEOs to maximize stockholder value. Our 2025 NEOs include Messrs. Giglia, Springer, Reyes, and Klein (the “Current NEOs”). In addition, in accordance with SEC rules, our former Executive Vice President and Chief Operating Officer (“COO”), Christopher G. Ostapovicz, was also an NEO for 2025. In order to achieve our objectives and mitigate compensation-related risks to our stockholders, we utilize the following practices:

WHAT WE DO	WHAT WE DO NOT DO

✔ WE PAY FOR PERFORMANCE

Our executive compensation program is weighted towards performance-based at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our executive compensation program is designed to reward performance relative to financial, stockholder return and other metrics that we believe best align management with stockholder interests.

✔ WE TIE OBJECTIVES TO CORPORATE STRATEGY

A portion of our NEOs’ individual objectives are tied to advancing the Company’s strategy of actively recycling capital, investing in our portfolio, and returning capital to stockholders, as well as advancing our Corporate Responsibility initiatives.

✔ WE HAVE A CLAWBACK POLICY

Consistent with SEC and NYSE rules, our NEOs and Vice Presidents are subject to a compensation recovery policy that provides for the recovery of portions of the employee’s incentive compensation following an accounting restatement.

✔ WE REQUIRE OUR CEO AND OTHER NEOS TO HAVE A MEANINGFUL OWNERSHIP INTEREST IN THE COMPANY

Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the appointment to such position, the CEO or President and Executive Vice Presidents will own and retain shares of the Company’s common stock having a value equal to at least six times or three times his or her annual base salary, respectively.

✔ WE HOLD AN ANNUAL SAY-ON-PAY VOTE

We conduct an annual Say-On-Pay advisory vote to solicit our stockholders’ view on our compensation program.

✔ WE DESIGN COMPENSATION TO MITIGATE EXCESSIVE RISK TAKING

Our Compensation Committee regularly reviews the Company’s compensation plans and program to ensure they are designed to create stockholder value and avoid excessive risk-taking.

✔ WE SOLICIT INDEPENDENT COMPENSATION ADVICE

Our Compensation Committee retains Ferguson Partners Consulting (“FPC”), an independent compensation consultant, for purposes of rendering advisory services related to the compensation of our NEOs.

✘ WE DO NOT PROVIDE GUARANTEED INCENTIVE COMPENSATION

There are no minimum payout levels on either our annual incentive bonus plan or our equity incentive award plan. A material portion of our equity incentive award plan is tied to achievement of Relative Total Stockholder Return (“RTSR”) objectives.

✘ WE DO NOT PAY “GROSS UPS” FOR CHANGE IN CONTROL OR SEVERANCE PAYMENTS

We do not provide excise or other tax “gross up” payments in connection with any change in control or severance payment made to an NEO.

✘ WE DO NOT PROVIDE “SINGLE TRIGGER” BENEFITS UPON A CHANGE IN CONTROL

The Employment Agreements (as defined below) with our NEOs require a “double trigger” (requiring both a change in control and qualifying termination of employment) to receive cash or equity payments or vesting in connection with a change in control.

✘ WE DO NOT PAY DIVIDEND EQUIVALENTS ON PERFORMANCE-BASED RESTRICTED STOCK UNITS UNLESS THE AWARDS ACTUALLY VEST

Our NEOs only receive dividend equivalent payments on performance-based restricted stock unit awards if and when the award vests.

✘ WE DO NOT ALLOW HEDGING OR PLEDGING OF COMPANY STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are prohibited from engaging in pledging our stock or in hedging transactions designed to offset decreases in the market value of our stock.

6	Sunstone Hotel Investors

PROXY SUMMARY

% of votes cast on our 2021 say-on-pay proposal approved, on an advisory basis, the executive compensation of our NEOs

Say-on-Pay Proposal Approval

95.5% of votes cast on our 2025 Say-on-Pay proposal approved, on an advisory basis, the executive compensation of our NEOs. Over 96% approval in the preceding two years for a three-year average of 96.4%.

2025 COMPANY HIGHLIGHTS

Capital Recycling	Portfolio Investment	Capital Return
$50 Million	$100 Million	$170 Million

Sold the Hilton New Orleans St. Charles and recycled the sale proceeds into the accretive repurchase of the Company’s common stock. The Company executed its business plan for the hotel over its ownership period and anticipated the hotel would require significant future investment to sustain earnings, which would have been dilutive to the Company’s return. As part of our capital recycling strategy, we sold the hotel at an attractive valuation and redeployed the proceeds into the acquisition of our common stock at a compelling discount and higher implied yield.

Executed on several value-enhancing capital investment initiatives across the portfolio. In May, we debuted Andaz Miami Beach following a transformative renovation, and the resort is expected to deliver significant earnings growth for the next several years. The Company also completed a renovation of the guestrooms at Wailea Beach Resort and a renovation of the meeting space at Hyatt Regency San Antonio Riverwalk. These investments will drive multiple layers of growth and further enhance the quality and earnings potential of our portfolio.

Returned meaningful capital to our common stockholders through a combination of dividends and accretive share repurchases. The Company increased its annual dividend distribution by nearly 6% in 2025 and expects to continue to align its distributions with the growing earnings potential of the portfolio. In 2025, we also repurchased over $100 million of common stock at a substantial discount to consensus estimates of net asset value (“NAV”) and at an attractive valuation multiple on the Company’s stabilized cash flow.

2026 Proxy Statement	7

PROXY SUMMARY

In 2025, we  executed on our three strategic objectives of capital recycling, investing in our portfolio, and returning capital to our stockholders to drive growth in per share earnings and NAV.

●	We sold the Hilton New Orleans St. Charles and accretively recycled the proceeds into the repurchase of the Company’s common stock. We acquired the hotel in 2013 and successfully executed a business plan to drive incremental earnings from the property. We anticipated that the hotel would require a cyclical renovation to maintain its competitive position and sustain its level of earnings and that the incremental investment would result in a declining return. Consistent with our capital recycling strategy, we sold the hotel at an attractive valuation and took advantage of market conditions to accretively repurchase our common stock. The implied cash flow multiple and discount to NAV achieved in the recycling of capital created significant value for stockholders.
●	We invested approximately $100 million in capital improvements to further enhance the quality and earnings potential of our portfolio. In May, we debuted Andaz Miami Beach, following a comprehensive renovation and rebranding of the resort that transformed the earnings potential of the asset. The fully renovated resort is attracting strong transient and group demand, and the Company expects that Andaz Miami Beach will generate significant earnings growth over the next several years as the resort ramps up and stabilizes. Other primary areas of investment included the completion of the guestroom renovation at Wailea Beach Resort and the meeting space at Hyatt Regency San Antonio Riverwalk. In 2025, we also initiated a renovation of the meeting space at Hilton San Diego Bayfront to enable the property to maintain its position as one of the leading convention hotels in this premier group event destination. The combination of these investments is expected to generate meaningful earnings growth for the Company in 2026 and beyond.
●	We returned over $170 million of capital to stockholders through a combination of well-covered dividends and share repurchases. We increased our annual dividend distribution by approximately 6% per share in 2025, and we expect to continue to align our payout with the growing earnings potential of the portfolio. We also repurchased over $100 million of our common stock at an average repurchase price per share of $8.83, which represents a substantial discount to consensus estimates of NAV and implies a highly attractive valuation multiple on the Company's stabilized cash flow. Since the start of 2022, the Company has repurchased over 14% of its outstanding common stock and retains capacity for additional capital return.

Refinanced all bank debt, extended our debt maturities, and lowered our borrowing costs all while making more prudent use of our leverage capacity and maintaining a strong and flexible balance sheet.

●	We made more prudent use of our balance sheet and enhanced its flexibility by refinancing all in-place bank debt and entering into a new $1.35 billion credit facility. As part of the refinancing, we addressed all near-term debt maturities, extended the duration of the remaining in-place loans, and lowered our overall borrowing costs while maintaining a fully unencumbered portfolio.
●	Ended 2025 with a total debt and preferred equity to total capitalization ratio of only 42% and a total blended cost of debt and preferred equity of only 5.2%.
●	Maintained significant liquidity with a year-end total cash balance of over $185 million, including $77 million in restricted cash, and full availability on our $500 million revolving credit facility, which together equates to over $685 million of total liquidity.

8	Sunstone Hotel Investors

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

What matters will be voted on at the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.	Election of nine directors to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	Advisory Say-on-Pay Vote; and
4.	Transaction of other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Who is entitled to vote?

Stockholders of record of our common stock as of the close of business on March 4, 2026 (“Record Date”) are entitled to vote on matters that properly come before the meeting. Shares of common stock can be voted only if the stockholder is present at the Annual Meeting or is represented by proxy. At the close of business on the Record Date, there were 189,140,775 shares of common stock outstanding and entitled to vote. The holders of common stock will vote together as a single class on all matters that properly come before the meeting.

How many votes do I have?

Each share of common stock has one vote.

How do I vote?

You can ensure that your shares are voted at the meeting by completing, signing, dating, and returning the enclosed proxy form in the envelope provided.

If you own your shares through a bank or broker, you may be eligible to authorize a proxy to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services (“ADP”) online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to authorize a proxy to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s online program, your voting form will provide instructions. Stockholders who authorize a proxy to vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who authorize a proxy to vote by Internet or telephone need not return a proxy card by mail. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card provided by your bank or broker.

If you attend the Annual Meeting in person, you may request a ballot when you arrive. If a bank, broker or other nominee is the record holder of your stock on the record date, prior to attending the meeting you must obtain a legal proxy from your bank, broker or other nominee as the record holder and a letter from your bank, broker or other nominee showing that you were the beneficial owner of your shares on the record date in order to vote at the Annual Meeting. The legal proxy must be presented to vote these shares in person at the Annual Meeting. If you have previously authorized a proxy, you may still vote in person at the Annual Meeting, which will serve as a revocation of your previous proxy.

2026 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

Does Sunstone have a policy for confidential voting?

Sunstone has a confidential voting policy. All proxies and other materials, including telephone and Internet proxy authorization, are kept confidential and are not disclosed to third parties. Such voting documents are available for examination by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. We plan to appoint one inspector of election who will review and confirm the tabulation of votes at the Annual Meeting.

How can I obtain copies of documents referenced in this proxy statement?

Copies of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Clawback Policy, Insider Trading Policy, Committee Charters and other documents referenced in this proxy statement can be accessed on the Company’s website at www.sunstonehotels.com. Copies of these documents are also available in print to stockholders upon request by writing to:

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

Attention: Secretary

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board.

What are the Board’s recommendations?

The Board recommends that you vote FOR each of the nominees for director in Proposal 1; FOR Proposal 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and FOR Proposal 3 to approve, on a non – binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement.

What vote is required to approve each proposal?

Election of Directors: There is no cumulative voting in the election of directors. In an uncontested election, a director shall be elected by an affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present; that is, a nominee will be elected as a director only if the number of votes cast “for” such nominee exceeds the number of votes “against” or “withheld” with respect to that nominee. Any shares not voted, whether by abstention or “broker non – vote” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote and has not voted on a particular proposal, or otherwise), have no effect on the vote.

Ratification of Appointment of Independent Registered Public Accounting Firm: This proposal requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non – vote” or otherwise) have no effect on the vote.

Advisory Say-on-Pay Vote: This proposal requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Any shares not voted (whether by abstention, “broker non-vote” or otherwise) have no effect on the vote.

What constitutes a quorum?

The presence of the owners of at least a majority (greater than 50%) of the aggregate number of shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you authorize a proxy to vote by telephone or the Internet, or if you attend the Annual Meeting.

10	Sunstone Hotel Investors

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

Abstentions and “broker non – votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non – vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non – routine and the owner does not provide instructions. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non – routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street or beneficial name may vote on the proposal without voting instructions from the owner. If a proposal is non -routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The ratification of independent public accountants is the only routine matter to be voted on at the Annual Meeting. There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

What if other items come up at the Annual Meeting and I am not there to vote?

We are not now aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of whom are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

●	Notify Sunstone’s Secretary (David M. Klein, c/o Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656) in writing before the Annual Meeting that you are revoking your proxy;
●	Submit another proxy with a later date;
●	If you own shares through a bank or broker that provides for voting by telephone or the Internet, submit your voting instructions again by telephone or the Internet; or
●	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Some of your shares are likely registered differently or are in more than one account. You should vote each of your accounts by mail, or if such service is provided by a bank or broker that holds your shares, by telephone or the Internet. If you mail proxy cards, please sign, date and return each proxy card to ensure that all of your shares are voted.

If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, Equiniti Trust Company, LLC, at 1 -800- 937-5449. Combining accounts reduces excess printing and mailing costs, resulting in savings for Sunstone, that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

If you and other residents at your mailing address own shares in “street name” (that is, through a broker or other nominee), your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement, or Notice Regarding the Availability of Proxy Materials, for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and proxy statement, or Notice Regarding the Availability of Proxy Materials, to your address. You may revoke your consent to householding at any time by contacting your broker or bank. The revocation of your consent to householding will be effective 30 days following its receipt. If you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you without charge if you contact us by written request at Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary, or by telephone at (949) 330-4000. If you currently receive multiple copies of the Annual

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR SHARES

Report and proxy statement, or Notice Regarding the Availability of Proxy Materials, at your address and you would like to request householding of your communications, you should contact your broker or bank.

How do I submit a stockholder proposal for inclusion in the proxy statement for next year’s annual meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2027 annual meeting of stockholders (“2027 Annual Meeting”), after the Annual Meeting, but must be received no later than 5:00 p.m. Pacific Time on November 18, 2026. Proposals should be sent via registered, certified, or express mail to Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary. See also “Stockholder Proposals for the 2027 Annual Meeting” later in this proxy statement.

What do I need to do to attend the Annual Meeting?

If you are a holder of record, you should indicate on your proxy card that you plan to attend the Annual Meeting by marking the box on the proxy card provided for that purpose.

For the safety and comfort of our stockholders, admission to the Annual Meeting will be restricted to:

●	Stockholders of record as of the close of business on March 4, 2026 or their authorized proxies;
●	Beneficial stockholders whose shares are held by a bank, broker or other nominee, and who present proof of beneficial ownership as of the close of business on March 4, 2026;
●	Representatives of the press or other news media with proper credentials;
●	Financial analysts with proper credentials; and
●	Employees and representatives of Sunstone whose job responsibilities require their presence at the meeting.

Please note that space limitations may make it necessary to limit attendance. Admission to the meeting will be on a first come, first-served basis. No more than two representatives of any corporate or institutional stockholder will be admitted to the Annual Meeting. If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

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PROPOSALS

PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends that our stockholders vote FOR each of the nominees.

The business and affairs of Sunstone are managed under the direction of our Board. Our Board has responsibility for establishing broad corporate policies and for the overall performance of Sunstone, rather than for day -to- day operating details. Our Board currently consists of nine Directors. Assuming each of the nominees listed below are elected at the 2026 annual meeting of stockholders, our Board of Directors will consist of nine Directors.

The proxy holders named on the proxy card intend to vote for the election of the nine nominees listed below. The Nominating and Corporate Governance Committee selected these nominees, which selection was ratified by the Board. If you do not wish your shares to be voted for particular nominees, you can so indicate on the proxy card or, if your shares are held through a bank or broker and you are authorizing a proxy to vote by telephone or the Internet, by following the instructions provided when you access the telephone or Internet proxy facilities.

If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. If one or more nominees have become unable to serve, the Board may, in accordance with our bylaws, reduce the size of the Board or may leave a vacancy until a nominee is identified. Each of the nominees has consented to act as a director if duly elected and qualified and the Nominating and Corporate Governance Committee knows of no reason why any of the nominees will be unable to serve.

Directors elected at the Annual Meeting will hold office until the 2027 Annual Meeting and until their successors have been elected and qualified. For each nominee, there follows a brief listing of principal occupation for at least the past five years, other major affiliations and age as of March 18, 2026. All of the nominees are currently Directors of the Company.

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PROPOSALS REQUIRING YOUR VOTE

Nominees for Election as Directors

W. Blake Baird Age: 65 Director

Mr. Baird has served as a Director since April 28, 2016. Mr. Baird co – founded Terreno Realty Corporation (NYSE: TRNO), and has served as chairman of its board of directors and its CEO since February 2010. Terreno Realty Corporation acquires, owns and operates industrial real estate in six major coastal U.S. markets. Mr. Baird was managing partner and co – founder of Terreno Capital Partners LLC, a private real estate investment firm, from September 2007 to February 2010. Mr. Baird served as President of AMB Property Corporation (NYSE: AMB) from January 2000 to December 2006. AMB, now Prologis, Inc. (NYSE: PLD), is a leading global developer, owner and operator of industrial real estate. Mr. Baird also served as a director of AMB from 2001 to 2006 and chairman of its investment committee. Mr. Baird joined AMB as its Chief Investment Officer in 1999. Prior to that, Mr. Baird was a managing director of Morgan Stanley & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley and Dean Witter, the last 11 focusing on real estate. Mr. Baird previously served as a director of Matson, Inc. (NYSE: MATX), a Honolulu-headquartered ocean transportation and logistics company, from June 2012 until April 2020.

Mr. Baird is a former member of the Young Presidents’ Organization and a former member of the board of governors of the National Association of Real Estate Investment Trusts. Mr. Baird holds a B.S. degree in Economics from the Wharton School (magna cum laude) and a B.A. degree in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. degree from New York University.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Baird should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Compensation Committee; Nominating and Corporate Governance Committee (Chair)

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PROPOSALS REQUIRING YOUR VOTE

Michael Barnello Age: 60 Director

Mr. Barnello has served as a Director since November 15, 2025. Mr. Barnello is the Founder and Managing Partner at Badlands Hotel Capital, a hospitality investment and asset management company. Previously, Mr. Barnello served as the President and Chief Executive Officer of LaSalle Hotel Properties (NYSE: LHO), a hotel-focused real estate investment trust company, from 2009 to 2018, and as Chief Operating Officer and Executive Vice President of Acquisitions from its formation in 1998 to 2009.

Previously, Mr. Barnello served as Senior Vice President of LaSalle Partners (which became Jones Lang LaSalle), a commercial real estate and investment company, from 1995 to 1998. Prior to joining LaSalle Partners, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management from 1990 to 1995.

Mr. Barnello served as a member of the Board of Directors of LaSalle Hotel Properties from 2008 to 2018; Aimbridge Hospitality, a hotel management company, from 2024 to 2025; NAREIT (National Association of Real Estate Investment Trusts) from 2011 to 2018; AHLA (American Hotel and Lodging Association) from 2016 to 2018 and Home Properties (NYSE: HME), a multi-family real estate investment trust company, from 2013 to 2015.

Mr. Barnello holds a Bachelor of Science degree in Hotel Administration from the Cornell School of Hotel Administration.

Mr. Barnello’s qualifications to serve as a director include his decades of leadership experience in the real estate and hotel industries, including as the CEO of a major hotel-focused real estate investment trust.

Committees: Compensation Committee

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PROPOSALS REQUIRING YOUR VOTE

Andrew Batinovich Age: 67 Director

Mr. Batinovich has served as a Director since November 7, 2011. Mr. Batinovich currently serves as President and CEO of Glenborough, L.P., a privately held real estate investment company. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE – listed REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and CEO of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In 1996, Mr. Batinovich co – founded Glenborough Realty Trust and was President and CEO and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and CEO in 2003. He also served as Chief Operating Officer and Chief Financial Officer during his tenure at Glenborough Realty Trust.

Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. Mr. Batinovich has a B.A. degree in International Business Administration from the American University of Paris.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Batinovich should serve as a director: his professional background and experience, education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Audit Committee; Compensation Committee

16	Sunstone Hotel Investors

PROPOSALS REQUIRING YOUR VOTE

Monica S. Digilio Age: 63 Director

Ms. Digilio has served as a Director since April 30, 2020. Ms. Digilio has over 30 years of C-Suite experience in public and privately held hospitality, gaming, entertainment, and real estate development companies worldwide. Ms. Digilio is the Founder and CEO of Compass Advisors LLC, a strategic advisory firm which draws on her expertise in human resources, talent management, business leadership and organizational development. Prior to establishing Compass Advisors, Ms. Digilio was the Executive Vice President and Chief Human Resources Officer for Caesars Entertainment Corporation (NASDAQ: CZR), where she led the Human Resources and Corporate Social Responsibility functions (with oversight of ESG) from 2018 - 2020. Prior to her tenure at Caesars, Ms. Digilio spent six years as the Executive Vice President and Chief Human Resources Officer for Montage International and spent 12 years as the Executive Vice President, Global Human Resources & Administration for Kerzner International, parent company of the Atlantis and One&Only brands. Ms. Digilio began her hospitality career at ITT Sheraton Corporation, where she spent ten years, with her last role as Vice President, Human Resources for North America and Franchise Divisions. In 1997, Ms. Digilio led HR integration for the merger with Starwood Hotels (NYSE:HOT).

In addition to Sunstone Hotel Investors, Ms. Digilio currently serves on the boards of CopperPoint Insurance Companies, The Venetian Resort Las Vegas, and Seaport Entertainment Group (NYSE: SEG). Ms. Digilio is an Advisory Board Member for Cornell University’s Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship, and serves on the Board of Trustees of Ithaca College.

Ms. Digilio holds both a M.S. and a B.S. from Ithaca College in Ithaca, N.Y.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Digilio should serve as a director: her professional background and experience, extensive education, previously held senior-executive level positions, domestic and international real estate knowledge, labor relations, corporate governance, enterprise risk management and extensive experience with the hospitality industry in general.

Committees: Compensation Committee (Chair); Nominating and Corporate Governance Committee

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PROPOSALS REQUIRING YOUR VOTE

Bryan A. Giglia Age: 49 Director

Mr. Giglia is our CEO and has served as a Director since May 3, 2024. Mr. Giglia joined the Company in March 2004, and between 2004 and 2013, served in numerous financial roles, including Senior Vice President Corporate Finance, where he oversaw capital market transactions, corporate financial planning and analysis, and investor relations. In February 2013, Mr. Giglia was appointed Senior Vice President and Chief Financial Officer, and in February 2016 he was appointed Executive Vice President and Chief Financial Officer, a position he held until March 2022 when he was appointed CEO. Prior to joining Sunstone, Mr. Giglia served in a variety of accounting positions for Hilton Hotels Corporation. Mr. Giglia currently serves on the Board of the American Hotel and Lodging Association.

Mr. Giglia attended the Marshall School of Business at the University of Southern California, where he earned an M.B.A. degree. Mr. Giglia earned his B.S. degree in Business Administration from the University of Arizona.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Giglia should serve as a director: his professional background and experience, education, previously held senior-executive level positions, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

18	Sunstone Hotel Investors

PROPOSALS REQUIRING YOUR VOTE

Kristina M. Leslie Age: 61 Director

Ms. Leslie has been a Director since April 29, 2021. Ms. Leslie began her career at Paramount Communications in New York, serving in a variety of financial management roles, including treasury, investor relations, and strategic planning. Following the acquisition of Paramount by Viacom, Ms. Leslie served as Director of Strategic and Financial Planning for Viacom. In 1996, Ms. Leslie relocated to California to join DreamWorks, then in its infancy, as Head of Strategic Planning and Corporate Finance, where she oversaw financial planning, strategic partnerships and all investor and banking relationships. She became Chief Financial Officer of DreamWorks in 2003 and led the $840 million initial public offering of DreamWorks Animation in 2004. She continued to serve as DreamWorks’ CFO until her retirement in 2007.

Over the past 19 years, Ms. Leslie has served on a number of public and private boards. Currently, Ms. Leslie is a Director and Chair of the Board of Ascendiun, the parent company of Blue Shield of California. She is also a member of the Executive and Organization and Governance Committees at Ascendiun and is a Director, Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee of Blue Shield of California. She is a Director, Vice Chair of the Board, Chair of the Audit Committee and a member of the Compensation Committee of Justworks, Inc., a human resources service and benefits provider for small businesses, and a Director and Chair of the Audit Committee and Chair of the Compensation Committee of Hinge Health, a digital health care company that provides AI assisted virtual physical therapy. Ms. Leslie  is also a member of the National Association of Corporate Directors (NACD).

Ms. Leslie earned her B.A. in Economics from Bucknell University and her M.B.A in Finance from Columbia University.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Leslie should serve as a director: her professional background and experience, extensive education, previously held senior-executive level finance positions, significant public and private company board experience, her extensive experience in corporate strategy and enterprise risk, accounting, finance, and corporate governance.

Committees: Audit Committee (Chair); Compensation Committee

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PROPOSALS REQUIRING YOUR VOTE

Murray J. McCabe Age: 58 Director

Mr. McCabe has served as a Director since April 28, 2016. Mr. McCabe is a founder and Managing Partner at Montgomery Street Partners, L.P., an investment firm.

Prior to founding Montgomery Street Partners, Mr. McCabe worked at JPMorgan Chase & Co. from 1992 through August 2012. During his 20 – year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Global Head of Real Estate and Lodging Investment Banking. In addition, Mr. McCabe served as a member of JPMorgan’s Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period.

Mr. McCabe was a director of Columbia Property Trust (NYSE: CXP) until its sale in 2021, and remains a director of RREEF America REIT II Inc., a diversified real estate investment company with $15 billion in assets. He is an executive council member of the Real Estate Finance and Investment Center and serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. Mr. McCabe received his B.A. in Finance from the University of Texas, Austin.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. McCabe should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Committees: Nominating and Corporate Governance Committee

20	Sunstone Hotel Investors

PROPOSALS REQUIRING YOUR VOTE

Verett Mims Age: 63 Director

Ms. Mims has served as a Director since April 29, 2021. Ms. Mims is currently the Chief Financial Officer at Blum Capital Partners, L.P., a long-term strategic equity investment management firm where she leads a team of seasoned accounting/finance professionals with responsibility for the Financial, Operations, Compliance and Tax functions of the firm. Prior to joining Blum Capital, Ms. Mims worked at The Boeing Company (NYSE: BA) from 2002 through early 2020. During her 18-year tenure at Boeing, Ms. Mims held several positions including Director, International Finance and the Assistant Treasurer, Global Treasury Operations. Ms. Mims had oversight of the Foreign exchange, commodity and inflation hedging portfolio, cash investments and global banking infrastructure and her notable contributions include the development of tech-driven processes and systems that drove efficiency, multimillion-dollar cost savings, and operational excellence. Prior to Boeing, Ms. Mims spent seven years in sales serving as a strategic advisor to match FX solutions with corporate clients’ risk profiles at Citibank (NYSE: C), NationsBank (NYSE: BAC) and Bank of Montreal (NYSE: BMO) where she pioneered an early Salesforce-like client management system and built a profitable book of business.

Ms. Mims currently serves on the boards of Sila Realty Trust Inc. and Steppenwolf Theatre of Chicago. She has previously served on the boards of Arts & Business Council of Chicago, San Miguel Schools of Chicago, Illinois Student Assistance Commission, Southern University MBA Board of Advisors, the Muntu Dance Theatre of Chicago, and most recently Illinois Humanities.

Ms. Mims holds an M.B.A. from the Stanford University Graduate School of Business, an M.S. in physics from Massachusetts Institute of Technology, and a B.S. in physics from Southern University and A&M College.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Ms. Mims should serve as a director: her professional background and experience, extensive education, private and public board experience, previously held and current senior-executive level positions, and experience in enterprise risk, treasury accounting, and finance.

Committees: Audit Committee

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PROPOSALS REQUIRING YOUR VOTE

Douglas M. Pasquale Age: 71 Chairman of the Board

Mr. Pasquale has served as our Chairman of the Board since May 1, 2015, and as a Director since November 7, 2011. In addition, Mr. Pasquale served as our Interim CEO from September 2, 2021 until March 7, 2022 and served as our Executive Chairman from March 7, 2022 until September 1, 2022. Mr. Pasquale is Founder & CEO of Capstone Enterprises Corporation, an investment and consulting firm, since January 1, 2012. Mr. Pasquale served as Senior Advisor to Healthpeak (NYSE: PEAK) from June 2017 through December 2019. On the July 1, 2011 sale of Nationwide Health Properties, Inc. (NYSE: NHP) to Ventas Inc. (NYSE: VTR), Mr. Pasquale served as Senior Advisor from July 1, 2011 to December 31, 2011. He also served on the Ventas Board of Directors from July 1, 2011 to May 18, 2017. Prior to Nationwide Health Properties, Inc.’s sale, Mr. Pasquale served as Chairman of the Board of NHP from May 2009 to July 2011, as President and CEO of NHP from April 2004 to July 2011, and as Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale was a Director of NHP from November 2003 to July 2011. Mr. Pasquale served as Chairman and CEO at ARV Assisted Living, Inc., a leading owner and operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and CEO of Atria Senior Living Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and CEO of Richfield Hospitality Services, Inc. and Regal Hotels International—North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Prior to 1994, he served in various capacities primarily in finance, real estate, investment banking and public accounting.

Mr. Pasquale has served on over a dozen public, private and philanthropic boards over the course of his career. He currently serves on two additional NYSE Boards and is a Director of: Terreno Realty Corporation (NYSE: TRNO), a leading industrial REIT with a focus in six coastal U.S. markets, for which he serves as Lead Independent Director and a member of the Audit, Compensation, and Nominating and Corporate Governance Committees; and Dine Brands Global, Inc. (NYSE: DIN), which franchises Applebee’s, IHOP and Fuzzy’s Taco Shop restaurants, for which he serves as the Chairman of the Board and a member of the Audit and Nominating and Corporate Governance Committees.

Mr. Pasquale is a successful leader in the real estate industry with extensive experience and skills in leadership, management, finance, mergers and acquisitions and strategic planning. Mr. Pasquale received his B.S. degree in Accounting and his M.B.A. degree with highest honors from the University of Colorado and is a guest lecturer at several universities.

The following experience, qualifications, attributes and/or skills led our Board to conclude that Mr. Pasquale should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Chairman of the Board Committees: Nominating and Corporate Governance Committee

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PROPOSALS REQUIRING YOUR VOTE

Vote required. Directors will be elected by a majority of the votes cast. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, will have no impact on the vote.

Our Corporate Governance Guidelines and bylaws provide a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” or “withheld” with respect to such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or withheld in such election).

If an incumbent nominee for director fails to receive the required majority vote in a director election, our Corporate Governance Guidelines require that he or she tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee, and ultimately the Board. Our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, taking into consideration the best interests of the Company and its stockholders. After considering the recommendation of the Nominating and Corporate Governance Committee, the full Board will then act upon the resignation and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. Notwithstanding the foregoing, the Board shall be required to accept any resignation tendered by a nominee who is already serving as a director if such nominee shall have received more votes “against” or “withheld” than “for” his or her election at each of two consecutive annual meetings of stockholders for the uncontested election of directors at which a quorum was present.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2	RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026.

The Audit Committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered public accounting firm for the year ending December 31, 2026. Ernst & Young LLP has audited the financial statements for us since our initial public offering on October 26, 2004.

Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

In selecting Ernst & Young LLP as the Company’s independent registered public accounting firm, the Audit Committee considered many factors, including the quality of its ongoing discussions with Ernst & Young LLP’s representatives, the length of time the firm has been engaged, the appropriateness of fees, the experience and professional qualifications of Ernst & Young LLP, and Ernst & Young LLP’s programs and processes for maintaining its independence. Furthermore, in accordance with SEC rules and Ernst & Young LLP’s policies, lead engagement partners are subject to rotation requirements to limit the number of consecutive years the lead partner may provide services. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the chair of the Audit Committee and candidates for that role, as well as discussions by the full Audit Committee, members of the Board and management.

The Audit Committee believes that the continued retention of Ernst & Young LLP as the Company’s independent external auditor is in the best interests of the Company and its stockholders. The Board believes the Company receives significant benefits from the extensive history Ernst & Young LLP has with the Company. These benefits include:

●	the quality of their audit work and accounting advice, and their institutional knowledge of our business operations, key risks, accounting policies, financial systems, and internal control framework;
●	a competitive fee structure because of Ernst & Young LLP’s familiarity with the Company;
●	the significant time and expense that would be avoided by the Company to onboard a new auditor; and
●	their commitment to maintaining their independence from the Company.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

You can find more information about our relationship with Ernst & Young LLP on page 75 of this proxy statement.

Vote required. Ratification of the appointment of Ernst & Young LLP requires a majority of the votes cast. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, have no impact on the vote.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3	ADVISORY SAY-ON-PAY VOTE
The Board recommends that our stockholders vote FOR the approval (on a non-binding, advisory basis) of the compensation of the NEOs as disclosed in this proxy statement.

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010 (“Dodd-Frank Act”) requires us to submit to our stockholders a non - binding advisory vote to approve the compensation of the NEOs listed in the Summary Compensation Table of this proxy statement, commonly referred to as a “say - on - pay” vote.

The Board has approved the submission of the following resolution to the Company’s stockholders for approval at the Annual Meeting:

“Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2026 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion).”

As described more fully in the “Compensation Discussion and Analysis” beginning on page 41 of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain talented executives through competitive compensation arrangements that, within appropriate risk parameters, provide strong financial incentives for the NEOs to maximize stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus and equity incentive awards. Base salary is intended to provide a baseline level of compensation for our NEOs. The remaining types of compensation, which in the aggregate represent the majority of our NEOs’ target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives. Highlights of the Company’s executive compensation program include the following:

●	We pay for performance. Our executive compensation program is weighted towards performance-based and/or at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our NEO compensation program is designed to reward performance relative to financial, stockholder return, and other metrics that we believe best align management with stockholder interests. Under the NEO compensation program, on average, approximately 81% of our NEOs’ total target compensation is considered performance-based and/or at-risk.
●	We maintain a clawback policy. Our clawback policy complies with Section 10D of the Exchange Act and the NYSE listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Each of our NEOs are subject to a compensation recovery policy that provides for the recovery of incentive compensation received by an NEO that is granted, earned, or vested based wholly or in part upon the attainment of one or more financial reporting measures, following an accounting restatement.
●	We require our CEO and other executives to have a meaningful ownership interest in the Company. Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the CEO or President or other executive officers appointment to such position (i) the CEO or President will own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary, and (ii) each Executive Vice President will own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary. Our Compensation Committee believes that requiring the CEO and other executive officers to maintain a meaningful ownership interest in the Company aligns the interests of the CEO and other executive officers with those of our stockholders.
●	We maintain a double trigger requirement for acceleration of equity awards in connection with a Change of Control. To best align with our stockholders’ interests, we maintain a “double trigger” (requiring

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PROPOSALS REQUIRING YOUR VOTE

both a change in control and qualifying termination of employment) for an employee to receive accelerated vesting of equity awards in connection with a Change of Control.
●	We solicit independent compensation advice. Our Compensation Committee retains Ferguson Partners Consulting, an independent compensation consultant, to advise the Compensation Committee with respect to the compensation of our NEOs.

The Compensation Committee and the Board believe that these policies incentivize the NEOs to achieve strong financial performance and maximize stockholder returns.

At the 2023 annual meeting, the Company’s stockholders voted in favor of holding annual say-on-pay votes and our Board agreed with the stockholders’ advisory vote and resolved to continue to hold annual advisory say-on-pay votes. Unless our Board modifies its determination regarding the frequency of future say-on-pay advisory votes, the next say-on-pay vote will be held at the annual meeting of stockholders in 2027.

Vote required. The affirmative vote of a majority of the votes cast will be required to approve, on a non - binding, advisory basis, the Say-on-Pay Vote. Any shares not voted, whether by abstention, “broker non - vote” or otherwise, have no impact on the vote.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non - binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

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COMPANY INFORMATION

CORPORATE GOVERNANCE

In light of applicable legal requirements, such as the Sarbanes – Oxley Act of 2002 and related rules promulgated by both the NYSE and the SEC, we provide the following discussion to inform you of our efforts to assure that we employ best practices in our corporate governance. We have also established conflict of interest and other policies to serve the long - term interests of our stockholders and further align the interests of our Directors and management with our stockholders.

CONFLICT OF INTEREST POLICY

We have adopted a policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any transaction involving the Company and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, which requires, among other things, that directors, officers and employees act with integrity. The Code of Business Conduct and Ethics also prohibits our directors, officers and employees from taking (or directing to a third party) a business opportunity that is originated through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down, in which case our Nominating and Corporate Governance Committee must in any event approve the director, officer or employee interest therein. More generally, our directors, officers and employees are prohibited from using corporate property, information, or position for personal gain.

POLITICAL CONTRIBUTIONS POLICY AND TRADE ASSOCIATION MEMBERSHIPS

It is the Company’s policy that funds are not used directly to contribute to candidates, campaigns, and political party committees. The Legal Department oversees compliance with our Company policy and may make exceptions where permissible under law and regulations. However, we are a member of certain industry associations which have a fee for membership or contribution for specific activities. The Company believes participation in these industry associations provides the opportunity to enhance stockholder value through involvement in public policy processes, networking, building of business skills, sharing collective best practices, and monitoring industry policies and market trends. Pursuant to the Company’s Code of Business Conduct and Ethics, total Company contributions for political advocacy purposes are reported as less than $20,000 in 2025.

INSIDER TRADING POLICY

We have adopted an Insider Trading Policy, which restricts our directors, officers, employees and any other person our General Counsel or his or her designee (the “Compliance Officer”) designates as being subject to this policy (collectively, “Covered Persons”) from purchasing or selling any type of security while in possession of material nonpublic information relating to the security or the issuer of the security, whether the issuer is the Company or any other company. A Covered Person who is in possession of material nonpublic information may not trade in the Company’s securities or any other security until the information becomes public or is no longer material. In addition, Covered Persons cannot directly or indirectly communicate material nonpublic information to anyone outside the Company (except in accordance with the Company’s policies regarding confidential information) or to anyone within the Company other than on a need-to-know basis.

Our Insider Trading Policy also restricts any Covered Person from purchasing or selling the Company’s securities during the period beginning after NYSE market close on the last day of each fiscal quarter and ending after

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COMPANY INFORMATION

completion of the second full trading day following the public release of the Company’s earnings for such period (a “blackout period”). This prohibition does not apply to the Company’s purchases or sales of Company securities; exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations; bona fide gifts of the Company’s securities, unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of material nonpublic information about the Company; or purchases or sales of the Company’s securities made pursuant to a plan adopted to comply with the Exchange Act Rule 10b5-1. All transactions in the Company’s securities by Covered Persons outside of a blackout period must be precleared by either the Company’s Compliance Officer or the Chief Financial Officer.

PLEDGING AND HEDGING POLICIES

We maintain pledging and hedging policies applicable to our directors, officers, and other employees (collectively referred to in this section only as “insiders” and individually as an “insider”).

Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold without the insider’s consent by the broker if the insider fails to meet a margin call or by the lender in foreclosure if the insider defaults on the loan. Because a margin or foreclosure sale may occur at a time when the insider is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, insiders are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero – cost collars and forward sale contracts, involve the establishment of a short position in the Company’s securities and limit or eliminate an insider’s ability to profit from an increase in the value of the Company’s securities. Such transactions are complex and involve many aspects of the federal securities laws, including filing and disclosure requirements. Therefore, the Company prohibits insiders from any hedging transactions.

CORPORATE RESPONSIBILITY PRACTICES

Purpose and Governance of Corporate Responsibility Initiatives

We take a comprehensive approach to our business and balance the interests of all stakeholders, including our stockholders, the environment, our employees, our capital providers, the hotel associates, guests, and the communities in which we own hotels. We are committed to maintaining strong corporate governance that establishes socially responsible practices at our hotels and corporate office, while maintaining focus and balance between environmentally oriented investments and financial returns for our stockholders.

Board and Management Oversight. Our Board understands how environmental and social issues may impact the long-term interests of our stakeholders. The Board has assigned our Nominating and Corporate Governance Committee with direct oversight of the Company’s Corporate Responsibility (“CR”) program. To ensure our CR initiatives are continuously managed and integrated into our business strategy, we have a CR Committee composed of dedicated internal resources and external advisors. Our CR Committee is responsible for evaluating potential risks and opportunities that have been identified as focus items by our stockholders, leading frameworks, and corporate governance rating agencies. Additionally, our CR Committee is responsible for reviewing all CR-related policies annually. Our CR Committee reports to the Nominating and Corporate Governance Committee quarterly and to the entire Board annually.

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COMPANY INFORMATION

Disclosures, Transparency and Recognition. As part of our strong corporate governance, we aim to provide transparent disclosures to our stakeholders.

Disclosures and Policies	Supported Industry Initiatives	Awards & Recognition
✓
Published our annual Corporate Responsibility Report with disclosures in-line with leading frameworks, including the Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”) and the Task Force on Climate-related Financial Disclosures (“TCFD”).
	✓ American Hotel & Lodging Association’s (“AHLA”) 5-Star Promise	✓ Newsweek’s America’s Most Responsible Companies
	✓ AHLA’s Responsible Stay Principles	✓ R-Factor™ Industry Leader (Top 10%)
✓
Maintained various CR-related policies including Environmental Policy, Human Rights & Labor Rights Policy, Vendor and Business Partner Code of Conduct and an ISO 14001 aligned Environmental Management System (“EMS”).
	✓ AHLA’s No Room For Trafficking	✓ ISS ESG Prime Corporate Rating

Our Corporate Responsibility Report with the SASB, GRI and TCFD disclosures and our CR Policies are provided in the Corporate Responsibility section of our website at www.sunstonehotels.com. The contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.

Corporate Responsibility Strategy and Commitment

Sunstone’s Corporate Responsibility Program is committed to three core pillars: Environmental Sustainability, Social Responsibility, and Corporate Governance. Our Commitment encompasses:

Environmental Sustainability	Social Responsibility	Corporate Governance
✓ Maximize low-carbon investment opportunities and responsible investments for net-zero carbon emissions	✓ Support the communities where we work and own hotels through outreach, engagement, and charitable activities	✓ Ensure Board oversight of our Corporate Responsibility Program and Risk Management
✓ Optimize our EMS to reduce the environmental footprint of our hotels and our corporate office	✓ Promote the health, safety, and well-being of our employees and hotel associates	✓ Provide transparent and relevant communication with stakeholders
✓ Identify and mitigate climate-related risks in our short, medium, and long-term strategies

Environmental Sustainability

Sunstone is committed to promoting environmental sustainability and protecting the natural resources that support our business. Sunstone’s comprehensive environmental efficiency program is designed to make our hotels more energy efficient, reduce carbon emissions, and create a resilient and eco – friendly environment, while still enhancing profitability at our hotels.

Climate Change, Resiliency and Risk Mitigation. We focus on assessing and minimizing the physical, transitional, regulatory, and market risks associated with climate change. Our environmental efficiency program includes retro – fitting lighting systems with new LED fixtures, guestroom “smart” thermostats that adjust room conditions based on whether the room is occupied or not, removable flood mitigation barriers at high-risk locations, full backup power generation at high-risk locations, fire suppression systems, central plant efficiency upgrades, bulk amenity dispensers for guestrooms, food waste prevention strategies, water recycling for laundry operations or laundry outsourcing, low – flow toilet systems, electric vehicle charging, and renewable solar energy.

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COMPANY INFORMATION

Environmental Sustainability Management. Our environmental sustainability program and initiatives include monitoring, reporting, and investing in efficiency programs and operating procedures. Key elements of our Environmental Sustainability program include:

✓ Utilizing environmental benchmarking and reporting	✓ Maintaining proactive resiliency plans to mitigate risk and minimize losses
✓ Investing in efficiency projects and opportunities that reduce energy consumption, Greenhouse Gas (“GHG”) emissions, and water consumption, and minimizes waste creation and pollution	✓ Investing in biodiversity preservation initiatives
✓ Developing a sustainable supply chain
✓ Implementing hotel-level specific initiatives

Sunstone is committed to seeking and investing in new environmental and technological innovations and practices to implement across our portfolio, including low-carbon solutions, initiatives to reduce the environmental footprint of our hotels and programs that result in positive community impact.

Social Responsibility

We strive to create a healthy and supportive workplace for Sunstone employees that fosters community involvement and philanthropic engagement in an effort to support our social responsibility commitment and create a cohesive experience for our employees. We also work with our hotel brands and operators to ensure our hotel associates are offered similar support and have a safe, inclusive, and accommodating work environment. Furthermore, we seek to support the communities where we work and own hotels through community outreach programs and philanthropic engagement.

Social Responsibility Governance. We maintain a Human Rights & Labor Rights Policy, a Code of Business Conduct and Ethics, and a Vendor and Business Partner Code of Conduct. All three policies are designed to drive social impact, including employee engagement, and to raise social responsibility awareness among our stakeholders.

Community Engagement. Sunstone’s Community Involvement Program aims to improve community health and well-being, provide assistance or support in case of disaster, and support charities and community groups. Our employees and Board have the opportunity to donate to qualifying organizations through our Matching Charitable Gifts Program where the Company will match dollar for dollar all donations made up to $5,000 per individual. Additionally, Sunstone’s Volunteer Time-Off policy provides full-time corporate employees an opportunity to use up to eight hours of paid work time per year towards volunteerism at qualifying charitable organizations.

Employee Engagement. Sunstone recognizes the value of different perspectives, backgrounds, and experiences in our workplace, and seeks to foster a Company culture of belonging, where all employees are encouraged to be their authentic selves. In 2025, 100% of Sunstone employees participated in Employee Engagement training through interactive workshops. As of December 31, 2025, we had 37 employees, of which 51% identified as female and 49% identified as male. Additionally, 41% of our workforce identified as being from an underrepresented community.

INDEPENDENCE OF DIRECTORS AND COMMITTEES

The Board has determined that all directors of the current Board (other than our CEO, Mr. Giglia) are independent as defined under the NYSE’s rules and that all directors (other than Mr. Giglia) will continue to be independent if the slate of directors up for election in Proposal 1 of this proxy statement are elected. Directors who serve on the Compensation Committee and the Nominating and Corporate Governance Committee are also subject to these independence requirements. Directors who serve on the Audit Committee are subject to these and additional independence requirements.

To be considered independent under the NYSE’s rules, the Board must determine that a director does not have a material relationship with Sunstone and/or its consolidated subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with any of those entities).

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COMPANY INFORMATION

The Board undertakes on an annual basis a review of the independence of the directors nominated for election at the upcoming annual meeting. During this review, the Board considers the transactions and relationships between each director or any member of his or her immediate family and Sunstone and its subsidiaries and affiliates as reported under “Certain Relationships and Related Party Transactions” below. The Board also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that such director is independent.

As a result of this review, the Board affirmatively determined that each member of the Board, other than Mr. Giglia, is independent of Sunstone and its management under the independence standards of the NYSE. Assuming the nominees listed in Proposal 1 are elected as directors at the Annual Meeting, each member of the Board, other than Mr. Giglia, will be independent of Sunstone and its management under the independence standards of the NYSE.

THE BOARD LEADERSHIP STRUCTURE

Mr. Pasquale, who serves as our Chairman of the Board, is independent of the CEO. Assuming that the nominees listed in Proposal 1 are elected as directors at the Annual Meeting, we expect Mr. Pasquale will continue to serve as our Chairman of the Board and Mr. Giglia as our CEO and a director.

The role of the Chair of the Board is to coordinate the activities of the independent directors, coordinate with the CEO, or management, and the corporate secretary to set the agenda for Board meetings and chair executive sessions of the independent directors. The Chair of the Board also provides leadership to the Board and upholds high corporate governance and ethical standards, communicates effectively with management on a regular basis, provides support and advice to the CEO and management, facilitates communication between and among the independent directors and management, takes a lead role in the Board’s self – assessment and evaluation processes, and performs the other duties either specified in the Corporate Governance Guidelines or assigned from time to time by the Board.

Our Board believes its leadership structure is appropriate as it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It accomplishes this by giving management primary responsibility for the operational leadership and strategic direction of the Company, while facilitating our Boards’ independent oversight of management, promoting communication between management and our Board, and supporting our Boards’ consideration of key governance matters.

DIRECTOR ATTENDANCE AT MEETINGS

Each of our directors is encouraged to attend each annual meeting of stockholders and all meetings of the Board. The Board held seven Board meetings and acted by written consent two times in 2025. During 2025, all Directors attended 100% of the Committee meetings on which they served. All Directors attended 100% of the Board meetings.

STOCKHOLDER ENGAGEMENT

We firmly believe that developing and maintaining transparent relationships with our stockholders is critical to our Company’s ability to create long-term value. We are committed to on-going stockholder engagement activities which allow management and our Board to remain informed of our stockholders’ perspectives and priorities and can incorporate these perspectives into the Board discussions and decisions.

Engagement Topics. We strive to maintain an active dialogue with stockholders to ensure a diversity of perspectives is considered on a variety of topics, including Company strategy, business performance, industry trends, risk management, culture and workplace topics, compensation practices, and Corporate Responsibility

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COMPANY INFORMATION

matters. Over the course of the year, both management and members of the Board have met and engaged with many of the Company’s stockholders. Among the topics we discussed were:

✓	Company long-term strategy including capital allocation opportunities for growth;
✓	Return of capital to stockholders, including dividends and share repurchases;
✓	Renovation and capital investment strategy;
✓	Financial performance, industry trends, and market positioning;
✓	Corporate Responsibility program including Corporate Governance initiatives focused on climate-related risks and opportunities;
✓	Board governance, including succession planning; and
✓	NEO compensation program.

In particular, we engaged with stockholders about our board composition, which led to the appointment of Michael Barnello in November 2025.

Engagement Activities. Our stockholder and investor outreach activities include analyst and investor meetings, property tours, and industry conferences. We also communicate with stockholders and other key stakeholders through various channels, including our annual report and SEC filings, proxy statement, news releases, Corporate Responsibility Report, investor presentations, correspondence, our website, and on-going open dialogue. Additionally, our quarterly earnings conference calls are open to the public. These calls are available in real time with archived transcripts available on our website for a period of time.

RISK OVERSIGHT

The Board is responsible for the Company’s overall risk management strategy. The Board has delegated the oversight of certain risk areas to the various Committees. Each Committee provides periodic reports to the Board on their primary areas of risk. Company management is responsible for the day – to – day risk management processes and for providing quarterly (at a minimum) updates to the Committees and the Board. We, together with the Board, believe this division of responsibilities is the most effective approach for addressing the risks facing the Company. The chart below summarizes the primary areas of risk oversight for the Board and its Committees.

Board / Committee	Primary Areas of Risk Oversight Responsibilities
Board

✔

Strategic, financial, and execution risks and exposures associated with the annual operating plan and the Company’s long-term strategic plan;

✔

Acquisitions and divestitures, capital investments, capital markets, and other investment opportunities;

✔

Major litigation and regulatory exposures; and

✔

Corporate culture and its effectiveness on advancing the Company’s strategy.

Audit Committee

✔

Financial matters, particularly the Company’s financial statements, tax matters, accounting and system of internal controls, and disclosure;

✔

Independence, qualifications, and performance of the Company’s external and internal auditors, and the Company’s compliance with legal and regulatory requirements;

✔

Risk management profile including programs, policies and strategies that guide the Company’s risk assessment and risk mitigation programs; and

✔

Cybersecurity risks.

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Nominating and Corporate Governance Committee

✔

Board refreshment, including the identification of qualified candidates to become Board members;

✔

Corporate governance programs, policies, and procedures, including Board structure, Board Committee composition, and Board succession planning; and

✔

Corporate Responsibility policies, programs and practices, including climate change, social responsibility, resource scarcity, employee engagement and belonging, and human rights.

Compensation Committee

✔

Compensation plans, policies, and procedures including NEO compensation, stock ownership and incentive-compensation plans, Director compensation, executive retention, and succession planning;

✔

Compensation practices to ensure (i) an appropriate balance of risk and reward compared to our overall business strategy; and (ii) incentives to our employees do not lead to excessive or inappropriate risks that could have a material adverse effect on the Company; and

✔

Human capital-related programs, including our employee engagement initiatives and talent management practices.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders, employees, and others interested in communicating with the Board may write any concerns they may have about the Company directly and confidentially with the full Board of Directors, the Chair of the Board, or individual Director(s) to: Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary. The Secretary will review and forward all stockholder communications to the intended recipient except those unrelated to the duties and responsibilities of the Board.

In addition, the Audit Committee has adopted a confidential, anonymous process for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via the third-party managed Sunstone Business Conduct and Ethics line which may be accessed online at www.ethicspoint.com or via telephone at 1-888-304-7806. Additionally, the Audit Committee may be contacted via mail to our Human Resources or Legal Department, or to the Chair of the Audit Committee addressed and mailed to: Sunstone Hotel Investors, Inc., Attn: Audit Committee Chair, 15 Enterprise, Suite 200, Aliso Viejo, California 92656.

BOARD REFRESHMENT AND SUCCESSION PLANNING

We believe the quality, focus, and diversity of skills and experience on our Board is important to our stockholders, particularly in times of unique economic uncertainty. Our Nominating and Corporate Governance Committee believes that maintaining this advantage requires planning for Board refreshment and succession continually and strategically.  The Committee believes that succession planning and ongoing Board refreshment are important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board's longer-tenured Directors. Over the last five years, the Board has added four new independent Directors (comprising 50% of our independent Directors), including one Director added in 2025. The average tenure of our Directors is less than eight years and we are currently evaluating ongoing refreshment opportunities.

COMMITTEES OF THE BOARD

Our Board complements its oversight responsibilities through the following three standing committees, each of which is briefly described below: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. Each of our standing committees has a charter, current copies of which may be viewed in the Corporate Governance section of our website at www.sunstonehotels.com.

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COMPANY INFORMATION

Compensation Committee

As of March 18, 2026, the members of our Compensation Committee are:

Members	The Compensation Committee Responsibilities
W. Blake Baird; Michael Barnello; Andrew Batinovich; Monica S. Digilio (chair); and Kristina M. Leslie.

✔

Our Board has adopted a Compensation Committee Charter, which defines the Compensation Committee’s purpose and direct responsibility to:

✔

Determine compensation and benefits for all NEOs, directors, and Committees, including overseeing our equity compensation plans;

✔

Oversee executive retention and succession planning;

✔

Supervise compensation policies applicable to employees generally;

✔

Oversee the Company’s compensation recovery policy;

✔

Review and discuss with the management of the Company the Compensation Discussion and Analysis (“CD&A”), and make recommendations to the Board as to CD&A content that should be included in the appropriate filing; and

✔

Review human capital-related programs, including our employee engagement initiatives and talent management practices.

✔

The Board has determined that each of the members of the Compensation Committee is independent within the meaning of the listing standards of the NYSE.

✔

The Compensation Committee held five meetings during 2025.

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COMPANY INFORMATION

Audit Committee

As of March 18, 2026, the members of our Audit Committee are:

Members	The Audit Committee Responsibilities
Andrew Batinovich; Kristina M. Leslie (chair); and Verett Mims.

✔

Our Board has adopted an Audit Committee Charter, which defines the Audit Committee’s purpose to include oversight of:

✔

the integrity of our financial statements;

✔

the effectiveness of our internal control over enterprise risks, including financial reporting and cybersecurity risks;

✔

our compliance with legal and regulatory requirements;

✔

the independent auditors’ qualifications and independence;

✔

the performance of the independent auditors and our internal audit function; and

✔

preparation of an audit committee report as required by the SEC for inclusion in our annual proxy statement.

✔

All of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE. All of the members of the Audit Committee possess accounting and financial management expertise within the meaning of the listing standards and rules of the NYSE.

✔

The Board has determined that each member of the Audit Committee is independent within the meaning of the rules of both the NYSE and the SEC.

✔

The Board has also determined that all of the current members of the Audit Committee are qualified as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) ability to apply GAAP to accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of audit committee functions.

✔

The Audit Committee held five meetings during 2025.

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COMPANY INFORMATION

Nominating and Corporate Governance Committee

As of March 18, 2026, the members of our Nominating and Corporate Governance Committee are:

Members	The Nominating and Corporate Governance Committee Responsibilities
W. Blake Baird (chair); Monica S. Digilio; Murray J. McCabe; and Douglas M. Pasquale.

✔

The Board has adopted a Nominating and Corporate Governance Committee Charter, which defines the Nominating and Corporate Governance Committee’s purpose and responsibility to:

✔

Select and recommend to the Board, nominees for election at any annual meeting, or any special meeting of stockholders, and any person to be considered to fill a vacancy or a newly created directorship;

✔

Nominate directors for committee membership;

✔

Review and recommend revisions to our Corporate Governance Guidelines;

✔

Assist with the annual evaluation of the Board;

✔

Approve certain transactions involving a conflict of interest; and

✔

Oversee the Company’s policies, programs and strategies related to the Corporate Responsibility program, including environmental stewardship, responsible investment, corporate citizenship, human rights, human capital management, and other social and public matters of significance to the Company.

✔

The Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the NYSE.

✔

In connection with its annual process for identifying directors to nominate or re-nominate, or to be recommended to the Board for nomination or re-nomination, the Nominating and Corporate Governance Committee considers the following criteria:

✔

Personal qualities and characteristics, accomplishments and reputation in the business community;

✔

Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

✔

Ability and willingness to commit adequate time to Board and committee matters;

✔

The fit of the individual’s experience, background, qualifications, skills, and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to the needs of the Company;

✔

Whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits; and

✔

Representation of significant stockholders and the purpose and nature of the interests represented.

✔

The Nominating and Corporate Governance Committee held four meetings during 2025.

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Board Refreshment. Our Board remains committed to active board refreshment to ensure optimal board structure and composition. The Nominating and Corporate Governance Committee focuses on obtaining a desired mix of knowledge, skills, experience, and perspectives relevant to the Company’s strategic direction. The Nominating and Corporate Governance Committee recommends, among other things, whether the existing Board contains the appropriate size, structure, and composition, whether some or all of the incumbent directors should be recommended to the Board for re - nomination and whether the Board should be enlarged to include additional directors.

The Nominating and Corporate Governance Committee will consider potential director nominee candidate recommendations from various sources, including any member of the Board or senior management. The Nominating and Corporate Governance Committee may also retain a third - party search firm to identify candidates. The Nominating and Corporate Governance Committee also considers recommendations for nominees that are timely submitted by stockholders and only if such recommendations are delivered in the same manner prescribed by the advance notice provisions contained in Article II, Section 2.11 of our bylaws for stockholder proposals. In addition to satisfying the timing, ownership, and other requirements specified in Article II, Section 2.11 of our bylaws, a stockholder’s notice must set forth, as to each person whom the stockholder proposes to recommend that the Committee nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

Board Composition. The Board’s objective is to have a Board comprised of individuals who by occupation, background, and experience are able to make a strong, positive contribution to the Company and its stockholders.

Current Committee Membership. The table below summarizes the membership information for the committees of the Board as of March 18, 2026:

Nominating and
Corporate
	Compensation	Audit	Governance
W. Blake Baird	M		C
Michael Barnello	M
Andrew Batinovich (F)	M	M
Monica S. Digilio	C		M
Kristina M. Leslie (F)	M	C
Murray J. McCabe			M
Verett Mims (F)		M
Douglas M. Pasquale			M

C = Chair M = Member

F = Audit Committee Financial Expert

The Board, at the recommendation of the Nominating and Corporate Governance Committee, periodically reviews and modifies committee appointments.

Executive Sessions of Independent Directors. Each member of the Board, other than Mr. Giglia, is currently an independent, non-employee Director. The independent, non-employee Directors, other than Mr. Barnello due to his appointment in November 2025, held executive sessions at least once each quarter in 2025. Following the Annual Meeting, we expect that our independent Directors will continue to be members of the Board, and that Mr. Pasquale will continue to preside over executive sessions of the independent Directors.

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STOCK OWNERSHIP

STOCK OWNERSHIP REQUIREMENTS

We maintain a stock ownership policy for our executive officers and independent directors because we believe that requiring our executive officers and independent directors to maintain a meaningful ownership interest in the Company aligns their interests with those of our stockholders (i.e., the executive officer or independent director will experience the same downside risk and upside potential as our stockholders).

Stock Ownership Requirements
CEO and/or President	6x base salary
Executive Vice President	3x base salary
Senior Vice President (1)	2x base salary
Independent Director	5x annual cash retainer
(1)	The Company does not currently have any Senior Vice Presidents that are considered “executive officers.”

The policy provides that, on or before January 1 of the year following the fourth anniversary of the CEO or President’s appointment to such position, the CEO or President will own and retain shares of the Company’s common stock having a value equal to at least six times his or her annual base salary rate in effect on the December 31 immediately preceding the applicable January 1 determination date (described below). The policy further provides that, on or before January 1 of the year following the fourth anniversary of the other executive officer’s appointment to such position, each Executive Vice President NEO will own and retain shares of the Company’s common stock having a value equal to at least three times his or her annual base salary rate in effect on the December 31 immediately preceding the applicable January 1 determination date (described below).

In addition, the policy provides that on or before January 1 of the year following the fifth anniversary of an independent director’s election to the Board, each independent director is required to hold stock valued at no less than five times the amount of the annual cash retainer paid to such independent director.

To determine compliance with the stock ownership guidelines, we (a) include shares the independent director or executive officer owns outright, as well as awarded but unvested time-based restricted shares of Company stock and (b) calculate the value of each individual’s stock holdings based on the average closing price on the NYSE of the Company’s common stock for the year ended immediately prior to the applicable January 1 determination date.

As of January 1, 2026, each of our executive officers (other than Mr. Reyes) and each applicable independent Director met or exceeded the stock ownership requirements. Based on the policy in place as of January 1, 2026, Mr. Reyes, who was promoted to Executive Vice President in 2024, must achieve compliance by January 1, 2029.

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STOCK OWNERSHIP

SECURITY OWNERSHIP BY DIRECTORS, NAMED EXECUTIVE OFFICERS, AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 4, 2026 with respect to (a) each Director and Director nominee, (b) each Current NEO, (c) all of our Directors and Current NEOs as a group and (d) each person (or group) known by us to be the beneficial owner of greater than a 5% interest in our common stock. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power. Percentage ownership is based on 189,140,775 shares of common stock outstanding as of March 4, 2026.

Unless otherwise indicated, the address of each person is 15 Enterprise, Suite 200, Aliso Viejo, California 92656.

	Number of
	Shares of	Percentage of
Name of Beneficial Owner	Common Stock	Common Stock (1)
Bryan A. Giglia, NEO and Director (2)	789,798	*
Robert C. Springer, NEO (3)	666,756	*
David M. Klein, NEO (4)	237,725	*
Aaron R. Reyes, NEO (5)	146,977	*
Douglas M. Pasquale, Director	343,503	*
Andrew Batinovich, Director	140,096	*
Murray J. McCabe, Director	109,490	*
W. Blake Baird, Director	96,548	*
Monica S. Digilio, Director	64,161	*
Kristina M. Leslie, Director	51,691	*
Verett Mims, Director	51,691	*
Michael Barnello, Director	40,483	*
All directors and executive officers as a group	2,738,919	1.4%
BlackRock, Inc. (6)	33,784,985	17.9%
Vanguard Portfolio Management (7)	19,408,268	10.3%
State Street Corporation (8)	13,502,079	7.1%
*	Represents less than 1.0% of the number of shares of our common stock and membership units in Sunstone Hotel Partnership, LLC.
(1)	Based on total outstanding shares of common stock of 189,140,775.
(2)	The number of shares of common stock listed here includes 185,590 unvested time-based restricted stock awards granted under the 2004 Plan and the 2022 Plan and excludes up to 1,288,818 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(3)	The number of shares of common stock listed here includes 138,396 unvested time-based restricted stock awards granted under the 2004 Plan and the 2022 Plan and excludes up to 920,256 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(4)	The number of shares of common stock listed here includes 36,925 unvested time-based restricted stock awards granted under the 2022 Plan and excludes up to 319,158 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
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2026 Proxy Statement	39

STOCK OWNERSHIP

(5)	The number of shares of common stock listed here includes 60,522 unvested time-based restricted stock awards granted under the 2022 Plan and excludes up to 503,438 unvested performance-based restricted stock units, both of which are subject to forfeiture if the vesting criteria are not satisfied.
(6)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on July 17, 2025 by BlackRock, Inc. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(7)	Derived solely from information contained in the Schedule 13G filed with the SEC on February 5, 2026 by Vanguard Portfolio Management. The address for Vanguard Portfolio Management is 100 Vanguard Boulevard, Malvern, PA 19355.
(8)	Derived solely from information contained in the Schedule 13G/A filed with the SEC on January 30, 2024 by State Street Corporation. The address for State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016.

40	Sunstone Hotel Investors

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Overview. This CD&A explains our compensation philosophy and policies that applied in 2025 to our NEOs listed in the Summary Compensation Table below. It explains the structure and rationale associated with each material element of the compensation program for the NEOs, describes the actual compensation paid to our NEOs for 2025, and provides important context for the more detailed disclosure relating to our NEOs in the compensation tables following this Compensation Discussion and Analysis. For additional information on our “2025 Company Highlights” refer to pages 7 and 8 of this proxy statement.

Our Current NEOs for 2025 were Messrs. Giglia, Springer, Reyes, and Klein. In addition, in accordance with SEC rules, our former Executive Vice President and COO, Christopher G. Ostapovicz, whose employment with the Company terminated effective as of January 21, 2025, was also an NEO for 2025.

The Board and our Compensation Committee consider it our responsibility to structure our compensation program in a way that is highly aligned with the interests of our stockholders. Although the advisory stockholder vote on executive compensation is non - binding, the Compensation Committee has considered and will continue to consider the outcome of the vote when making future compensation decisions for NEOs. At our 2025 annual meeting of stockholders, 95.5% of the votes were cast in favor of our Say-on-Pay proposals. During the preceding two years, over 96% of the votes were cast in favor of our Say-on-Pay proposals, resulting in a three-year average approval rate of 96.4%, which we believe demonstrates a strong endorsement of our compensation program. As a result, we have largely maintained the same compensation framework and design for fiscal year 2025. Additionally, at the 2023 annual meeting, the Company’s stockholders voted in favor of holding annual say-on-pay votes, and following the 2023 stockholder vote, our Board agreed with the stockholders’ advisory vote and resolved to continue to hold annual advisory say-on-pay votes. Unless our Board modifies its determination regarding the frequency of holding future say-on-pay advisory votes, the next advisory vote on the frequency of holding future say-on-pay votes will be held in 2029.

In addition, the Compensation Committee seeks to attract, motivate, and retain Sunstone’s NEOs through competitive compensation arrangements that the Compensation Committee believes provide strong financial incentives for the NEOs to maximize stockholder value, while maintaining appropriate risk parameters.

With respect to our NEOs, our executive compensation program is weighted towards variable, rather than fixed, compensation. Specifically, all at-risk compensation, including annual cash bonuses, is designed to reward performance relative to financial and other metrics that we believe will result in favorable Total Stockholder Returns (“TSR”), both in terms of absolute appreciation in the value of our shares, and relative performance as compared to our peers, taking into consideration our competitive position within the real estate industry and each executive’s contributions to the Company. The Compensation Committee has also designed our NEO compensation program to reward our NEOs at levels that the Compensation Committee believes to be competitive for companies in our industry, including in part, a review of NEO compensation levels at companies within our peer group, as identified below.

2026 Proxy Statement	41
6

COMPENSATION DISCUSSION AND ANALYSIS

In order to achieve our objectives and mitigate compensation-related risks to our stockholders, we utilize the following practices:

WHAT WE DO	WHAT WE DO NOT DO

✔ WE PAY FOR PERFORMANCE

Our executive compensation program is weighted towards performance-based at-risk compensation, rather than fixed compensation. Specifically, the at-risk portion of our executive compensation program is designed to reward performance relative to financial, stockholder return and other metrics that we believe best align management with stockholder interests.

✔ WE TIE OBJECTIVES TO CORPORATE STRATEGY

A portion of our NEOs’ individual objectives are tied to advancing the Company’s strategy of actively recycling capital, investing in our portfolio, and returning capital to stockholders, as well as advancing our Corporate Responsibility initiatives.

✔ WE HAVE A CLAWBACK POLICY

Consistent with SEC and NYSE rules, our NEOs and Vice Presidents are subject to a compensation recovery policy that provides for the recovery of portions of the employee’s incentive compensation following an accounting restatement.

✔ WE REQUIRE OUR CEO AND OTHER NEOS TO HAVE A MEANINGFUL OWNERSHIP INTEREST IN THE COMPANY

Our executive officer stock ownership policy requires that on or before January 1 of the year following the fourth anniversary of the appointment to such position, the CEO or President and Executive Vice Presidents will own and retain shares of the Company’s common stock having a value equal to at least six times or three times his or her annual base salary, respectively.

✔ WE HOLD AN ANNUAL SAY-ON-PAY VOTE

We conduct an annual Say-On-Pay advisory vote to solicit our stockholders’ view on our compensation program.

✔ WE DESIGN COMPENSATION TO MITIGATE EXCESSIVE RISK TAKING

Our Compensation Committee regularly reviews the Company’s compensation plans and program to ensure they are designed to create stockholder value and avoid excessive risk-taking.

✔ WE SOLICIT INDEPENDENT COMPENSATION ADVICE

Our Compensation Committee retains Ferguson Partners Consulting (“FPC”), an independent compensation consultant, for purposes of rendering advisory services related to the compensation of our NEOs.

✘ WE DO NOT PROVIDE GUARANTEED INCENTIVE COMPENSATION

There are no minimum payout levels on either our annual incentive bonus plan or our equity incentive award plan. A material portion of our equity incentive award plan is tied to achievement of Relative Total Stockholder Return (“RTSR”) objectives.

✘ WE DO NOT PAY “GROSS UPS” FOR CHANGE IN CONTROL OR SEVERANCE PAYMENTS

We do not provide excise or other tax “gross up” payments in connection with any change in control or severance payment made to an NEO.

✘ WE DO NOT PROVIDE “SINGLE TRIGGER” BENEFITS UPON A CHANGE IN CONTROL

The Employment Agreements (as defined below) with our NEOs require a “double trigger” (requiring both a change in control and qualifying termination of employment) to receive cash or equity payments or vesting in connection with a change in control.

✘ WE DO NOT PAY DIVIDEND EQUIVALENTS ON PERFORMANCE-BASED RESTRICTED STOCK UNITS UNLESS THE AWARDS ACTUALLY VEST

Our NEOs only receive dividend equivalent payments on performance-based restricted stock unit awards if and when the award vests.

✘ WE DO NOT ALLOW HEDGING OR PLEDGING OF COMPANY STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are prohibited from engaging in pledging our stock or in hedging transactions designed to offset decreases in the market value of our stock.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMPOSITION

Our compensation program has three key elements—base salary, annual cash incentive, and annual long-term equity incentive (in the form of time-based restricted stock awards (“RSAs”) and performance-based restricted stock units (“RSUs”)). The following charts illustrate the 2025 target percentage allocation between base salary, annual cash incentive, time-based RSAs, and performance-based RSUs for our CEO and the average of our other Current NEOs. Mr. Ostapovicz’s target compensation is not included in the charts below due to the termination of his employment, effective as of January 21, 2025. Consistent with our compensation philosophy, approximately 85% of our CEO’s compensation was performance-based and/or at-risk and approximately 79% of the average compensation of our other Current NEOs was performance-based and/or at-risk. We believe that tying a majority of the NEOs’ compensation to future performance aligns more closely with our stockholders’ interests and priorities and provides a strong financial incentive for our NEOs to continue to maximize stockholder value.

The table below outlines the 2025 target composition of cash compensation and the annual equity-based award program for our NEOs.

Component	Type	Metrics and Key Drivers
Base Salary	Fixed Cash	• Fixed compensation necessary to attract and retain executive talent
• Provides market-competitive pay reflective of an executive’s role, experience, and individual performance
CEO Annual Cash Incentive	Performance-Based Cash	• 100% of bonus is based on achievement of Company objectives
NEO Annual Cash Incentive	Performance-Based Cash	• 75% of bonus is based on achievement of Company objectives
• 25% of bonus is based on achievement of NEO's individual objectives
Annual Long-Term Equity Incentive (Performance-Based)	Performance-Based RSUs

• 75% of annual equity award is comprised of performance-based RSUs that vest after a 3-year Performance Period based on the Company's RTSR versus the Index Relative Performance (as defined below). If the Company's TSR is negative for the applicable Performance Period, the vesting percentage is reduced by 25%

Annual Long-Term Equity Incentive (Time-Based)	Time-Based RSAs	• 25% of annual equity award is comprised of time-based RSAs that vest annually over a 3-year period

2025 COMPENSATION DECISIONS

The Compensation Committee determines the compensation of our NEOs. It evaluates and implements appropriate policies and decisions relative to NEO salary, benefits, bonus, incentive compensation, severance, equity-based and other compensation plans.

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COMPENSATION DISCUSSION AND ANALYSIS

As described in more detail below, the Compensation Committee determined fiscal year 2025 compensation for each of our NEOs based upon a review of the Company’s performance (including the Company’s stockholder returns), the individual performance of each NEO (other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives), total compensation paid by the Company to each NEO in prior years, and, in certain instances, peer group information.

2024 FPC Executive Compensation Report. In 2025, the Compensation Committee, based on the information provided by the 2024 FPC Executive Compensation Report, determined and monitored the composition of our peer groups. The peer groups selected and used by the Compensation Committee were all public real estate companies in 2024 and were divided into two groups: hotel REIT peers and size/geographic peers. Each peer group is discussed and identified below:

●	Hotel REIT Peer Group. This peer group consisted of 10 public hospitality REITs that the Company and FPC consider to be the most relevant peer group against which to review compensation for NEOs, as they are all lodging-focused, self-managed REITs. The removal of Hersha Hospitality Trust (which was acquired and taken private by KSL Capital on October 11, 2023) was the only change to the Hotel REIT Peer Group from the prior year. This peer group, as of September 30, 2024 (as identified in the 2024 FPC Executive Compensation Report), had total capitalization ranging from approximately $1.0 billion to $17.7 billion compared to the Company’s total capitalization of approximately $3.2 billion.
●	Size/Geographic - Based Peer Group. This peer group consisted of 12 public real estate companies, three of which have corporate headquarters located within the state of California. This peer group focuses on a variety of asset classes, but the companies were viewed by FPC as comparable given a combination of business focus, size and geography. This peer group, as of September 30, 2024 (as identified in the 2024 FPC Executive Compensation Report), had total capitalization ranging from approximately $2.2 billion to $10.3 billion compared to the Company’s total capitalization of approximately $3.2 billion.

Hotel REIT Peer Group	Size/Geographic - Based Peer Group
Apple Hospitality REIT, Inc.	Acadia Realty Trust
Chatham Lodging Trust	Apple Hospitality REIT, Inc.
DiamondRock Hospitality Company	Brandywine Realty Trust
Host Hotels & Resorts, Inc.	Choice Hotels International, Inc.
Park Hotels & Resorts, Inc.	Easterly Government Properties, Inc.
Pebblebrook Hotel Trust	Elme Communities (1)
RLJ Lodging Trust	Hudson Pacific Properties, Inc.
Ryman Hospitality Properties, Inc.	LXP Industrial Trust
Summit Hotel Properties, Inc.	Retail Opportunity Investments Corp. (1)
Xenia Hotels & Resorts, Inc.	Ryman Hospitality Properties, Inc.
Sabra Health Care REIT, Inc.
Summit Hotel Properties, Inc.
(1)	Both Elme Communities and Retail Opportunity Investments Corp. will be removed from the Company’s peer group in 2026. During the fourth quarter of 2025, Elme Communities entered a plan of liquidation, which is expected to be completed during the second quarter of 2026. Retail Opportunity Investments Corp. was acquired and taken private by Blackstone in February 2025.

Peer Group Information. The Compensation Committee uses comparison data from various companies in certain peer groups as a guide in its review and determination of base salaries, annual cash bonuses and annual equity incentive awards for its NEOs. During 2025, the Compensation Committee reviewed peer group data provided by its independent compensation consultant, FPC, in the 2024 FPC Executive Compensation Report, to assist and make informed decisions in its determination regarding 2025 compensation for our NEOs. The Compensation Committee evaluates the Company’s performance and determines whether the compensation metrics and levels that we provide to our NEOs are generally appropriate relative to the compensation metrics and levels provided by

44	Sunstone Hotel Investors

COMPENSATION DISCUSSION AND ANALYSIS

our peer companies and based on our performance relative to our peers and in light of each NEO’s contribution to our performance.

Management’s Involvement in Compensation Decisions. The Compensation Committee exercises independent discretion and judgment in making compensation decisions after evaluating the Company’s performance, the NEO’s past performance (including the extent to which the NEO has met or exceeded specified targets or affected the Company’s performance), and the NEO’s long - term potential to enhance stockholder value. From time to time, the Compensation Committee will direct management to work with its consultant(s) in providing proposals, program design, and compensation recommendations. The Compensation Committee considers the CEO’s assessment of the Company and individual performance (including with respect to the NEOs other than the CEO); however, the CEO does not provide recommendations for changes in his own compensation. Any proposed changes to CEO compensation, as well as final determinations regarding CEO compensation, are made in executive session of the Compensation Committee, without the CEO present.

Independent Consultant. FPC advises our Compensation Committee on compensation program design and the amounts payable to our NEOs. FPC provides our Compensation Committee with information on executive compensation trends, best practices, and advice for potential improvements to the executive compensation program. FPC does not work for management, receives no compensation from the Company other than fees for its work in advising our Compensation Committee, and maintains no other economic relationships with the Company.

Annual Base Salary. The Compensation Committee reviews base salaries annually, but base salaries are not automatically increased pursuant to pre-determined formulas (or otherwise) and may not be increased if, among other things, the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company’s stated objectives or that increases are not appropriate for other reasons. Each NEO’s base salary serves as the base amount for determining annual cash bonuses and equity incentive award opportunities, which are calculated as percentages of such NEO’s base salary. The base salary payable to each of our NEOs is based on the review of the Compensation Committee described above and the following:

●	an assessment of the scope of the NEO’s responsibilities and leadership;
●	the NEO’s expertise and experience within the industry;
●	an assessment of competitive market data and peer group compensation;
●	the Company’s overall financial and business performance; and
●	the NEO’s contributions to the Company.

The foregoing determination is not formulaic and is not based on specific Company or individual performance objectives, but rather, is subjective and based on our compensation philosophy and objectives described above. The following table includes the 2025 base salary determinations for each of our NEOs.

		% Change From
	2025 Base	2024 Base
Name	Salary	Salary
Bryan A. Giglia	$700,000	—%
Robert C. Springer	$575,000	—%
Aaron R. Reyes	$500,000	11.1%
David M. Klein	$435,000	—%
Christopher G. Ostapovicz (1)	$435,000	—%
(1)	Mr. Ostapovicz’s employment with the Company ceased effective as of January 21, 2025.

Annual Cash Incentive Bonuses and Annual Equity Incentive Awards. We use annual cash incentive bonuses, granted under our Incentive Bonus Plan, and annual equity incentive awards to further motivate our NEOs by establishing a correlation between the bonuses and awards, on the one hand, and the performance of the NEO

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COMPENSATION DISCUSSION AND ANALYSIS

and/or the Company, including RTSR (defined and discussed below) on the other. We believe that tying a meaningful portion of our NEOs’ cash bonus and long-term equity compensation to the execution of short and long-term objectives and quantitative performance metrics aligns the interests of our NEOs with those of our stockholders and provides a strong financial incentive to maximize stockholder value.

The annual cash incentive bonus and annual equity incentive awards are intended to compensate our NEOs for achieving our annual financial objectives at both the corporate and hotel levels, for achieving TSR and RTSR, for implementing long-term plans and strategies, and for achieving individual objectives (other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives). The annual cash incentive bonus and annual equity incentive award programs are based on performance and responsibility level rather than seniority, tenure, or other entitlement. The target annual incentive cash bonus and annual equity incentive award for each of our NEOs represent a significant percentage of each NEO’s overall compensation. Performance thresholds applicable to these awards are set at levels intended to provide the NEOs with a significant incentive to enhance stockholder value.

Each year, the Compensation Committee establishes performance-based criteria, both corporate and individual, for each NEO (other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives), and the level of achievement of those criteria determines the size of the annual cash incentive bonuses made to the NEO in the next calendar year. The Company grants annual performance-based equity incentive awards tied to future performance for our NEOs. Performance-based compensation is intended to encourage our NEOs to continually improve their capabilities, enhance performance, and deliver positive business results. Annual equity incentive awards are also intended to encourage ownership, foster retention through post-grant vesting schedules, and align the NEOs’ interests with the long- term interests and priorities of our stockholders.

Annual Cash Incentive Bonus. In 2025, the Compensation Committee established quantitative and qualitative performance measures for the annual cash incentive bonuses for the NEOs. Mr. Giglia’s annual cash incentive bonus was based solely on the achievement of the corporate objectives (discussed below). All other NEO’s annual cash incentive bonus was based on the achievement of the corporate objectives (discussed below) and the achievement of each NEO’s individual objectives (discussed below) weighted at 75% for achievement of Company objectives (“Company Cash Incentive Bonus”) and 25% for achievement of each NEO’s individual objectives.

The relative weighting of the annual cash incentive bonus objectives and each NEO’s individual objectives are established by the Compensation Committee and reflect its analysis of the appropriate amount of emphasis to place on both corporate and individual objectives, and not any pre-determined formula or methodology. The Compensation Committee may, at its discretion, adjust criteria to account for significant intra-year transactions and circumstances. The potential annual cash incentive payouts for 2025 are set forth in the table below.

	2025 Annual Cash Incentive Potential Payouts
		% of		% of		% of
		Annual		Annual		Annual
		Base		Base		Base
Name	Threshold	Salary	Target	Salary	Maximum	Salary
Bryan A. Giglia	$525,000	75.0%	$1,050,000	150.0%	$1,575,000	225.0%
Robert C. Springer	$388,125	67.5%	$776,250	135.0%	$1,164,375	202.5%
Aaron R. Reyes	$287,500	57.5%	$575,000	115.0%	$862,500	172.5%
David M. Klein	$217,500	50.0%	$435,000	100.0%	$652,500	150.0%
Christopher G. Ostapovicz (1)	$—	—%	$—	—%	$—	—%
(1)	Mr. Ostapovicz was not entitled to a 2025 annual cash incentive bonus due to his termination of employment with the Company, effective as of January 21, 2025.

The Committee selected four portfolio and operational metrics for the 2025 Annual Cash Incentive Bonus which are discussed in detail below.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Bonus Objectives. The Compensation Committee determined that the amount of the cash bonus paid to each NEO would be based on the achievement of both: (i) four Company objectives (the “Company Cash Incentive Bonus Objectives”), weighted as described below at Threshold, Target and Maximum; and (ii) individual objectives (other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives):

	Objective Weight	Objective Weight
	at Target of Total	at Target of Total
	Cash Incentive	Cash Incentive
	Bonus for Our	Bonus for NEOs				Actual
Objective	CEO	Other than Mr. Giglia	Threshold	Target	Maximum	Performance
Objective #1: AFFO per Share	15.00%	11.25%	$0.83	$0.92	$1.01	$0.86
Objective #2: Capital Recycling (1)	35.00%	26.25%	1.0	3.0	5.0	2.83
Objective #3: Investment / Rebranding (1)	25.00%	18.75%	1.0	3.0	5.0	2.83
Objective #4: Asset Management (1)	25.00%	18.75%	1.0	3.0	5.0	2.65
Total Company Objectives	100.00%	75.00%
Individual Objectives (1)	—%	25.00%	1.0	3.0	5.0	3.42
(1)	Performance for these objectives is determined based on a five-point scale with an achievement of one at threshold, three at target, and five at maximum, as determined by our Compensation Committee. The actual performance for the Individual Objectives represents the average achieved for the Current NEOs (no determination was made regarding achievement of Mr. Ostapovicz’s Individual Objectives due to the termination of his employment with the Company, effective January 21, 2025).

For the Company Cash Incentive Bonus Objectives, the Compensation Committee established three achievement levels—“Threshold,” “Target” and “Maximum,” and for each achievement level, a corresponding multiple of base salary for each NEO. For each of the components, the amount paid to the applicable NEO was the product of (a) his base salary, (b) the weighting for that component, (c) the multiple corresponding to the level of achievement and (d) the Compensation Committee’s subjective assessment as to whether the NEO’s performance warranted an increase or decrease.

Each of the Company Cash Incentive Bonus Objectives is further discussed below. The Company Cash Incentive Bonus Objectives consist of both quantitative and qualitative measures designed to advance the Company’s strategic objectives. The Compensation Committee has set Target performance requirements for these objectives at a challenging level with achievement above Target requiring exceptional performance.

Objective Number 1 – Adjusted Funds From Operations Attributable to Common Stockholder Per Share (“AFFO”). The primary objective of the AFFO per share component was to measure management’s ability to oversee the financial performance of the Company. We compute the AFFO per share component by adjusting Funds From Operations (“FFO”), which we calculate in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), for certain noncash or nonrecurring items. AFFO is then divided by our weighted average number of common shares outstanding, adjusted for the assumed issuance of all potentially dilutive shares, for the year ended December 31, 2025. For more information on this metric, refer to “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2025. This component comprises 15% of the Company Cash Incentive Bonus, and 15% and 11.25% of the total Cash Incentive Bonus for Mr. Giglia and the other NEO’s, respectively. The 2025 AFFO per share was between Threshold and Target achievement level due to lower-than-expected profitability, specifically from a weaker leisure segment and the negative impact of both the government’s cost control initiatives and the government shutdown on group business.

Objective Number 2 – Capital Recycling. The primary objective of the Capital Recycling component was to measure management’s ability to meet its business objectives through: (i) the acquisition of hotels that meet the

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2026 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Company’s portfolio and return requirements, (ii) the repurchase of the Company’s common and preferred stock below net asset value, (iii) the disposition of hotels that do not meet the Company’s long-term investment criteria, (iv) the identification of potential value creation opportunities and monetization of value within the portfolio, and (v) the successful issuance of debt and equity to facilitate all of the Company’s capital recycling objectives. Capital recycling is also compared to the capital recycling activity of the Hotel REIT Peer Group (as described below). This component comprises 35% of the Company Cash Incentive Bonus, and 35% and 26.25% of the total Cash Incentive Bonus for Mr. Giglia and the other NEOs, respectively. In 2025, the Company’s total capital recycling included: (i) the disposition of the Hilton New Orleans St. Charles for $47 million, (ii) common and preferred stock repurchases of $104 million, and (iii) a Corporate debt refinancing. Total 2025 capital recycling did not achieve the pace or volume deemed necessary by the Compensation Committee to achieve the Company’s strategic plan, resulting in an achievement level between Threshold and Target.

Objective Number 3 – Capital Investment / Rebranding. The primary objective of the Capital Investment/Rebranding component was to measure management’s ability to meet its business objective of completing the 2025 capital plan, including but not limited to: (i)  the completion of The Confidante Miami Beach conversion to Andaz Miami Beach, (ii) the completion of a room renovation at Wailea Beach Resort, (iii) the completion of the meeting space renovation at Hyatt Regency San Antonio Riverwalk, and (iv) the identification of additional portfolio value-creation opportunities. This component comprises 25% of the Company Cash Incentive Bonus, and 25% and 18.75% of the total Cash Incentive Bonus for Mr. Giglia and the other NEO’s, respectively. While the Company did achieve many components of the 2025 capital investment objective, delays at Andaz Miami Beach negatively impacted the Company’s performance, resulting in an achievement level between Threshold and Target.

Objective Number 4 – Asset Management. The primary objective of the Asset Management component was to measure management’s ability to meet its business objectives including: (i) opening and ramping Andaz Miami Beach, (ii) increasing group room night bookings across the portfolio, (iii) evaluating and planning various rebranding and expansion plans throughout the portfolio, and (iv) planning for new meeting space and retail expansion at the Hyatt Regency San Antonio Riverwalk. This component comprises 25% of the Company Cash Incentive Bonus and 25% and 18.75% of the total Cash Incentive Bonus for Mr. Giglia and the other NEO’s, respectively. The Company achieved many of the 2025 asset management objectives, but due to the delayed completion of Andaz Miami Beach, and to align management with stockholders, the Compensation Committee assigned an achievement level between Threshold and Target.

Individual Objectives. The primary objective of this component was to drive individual performance and to ensure accountability with respect to individual performance throughout the calendar year by each of the NEOs other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives. Each of the NEO’s individualized objectives for 2025 is summarized below:

●	Mr. Springer’s objectives included execution of the Company’s capital recycling objectives, including enhancing the Company’s portfolio quality through acquisitions and dispositions, overseeing portfolio investment, and overseeing asset management functions.

Specific accomplishments included: (i) assumed oversight of the Company’s asset management function, (ii) mentored and developed the investment team, (iii) aligned investments and asset management to increase effectiveness of identifying and implementing internal value add opportunities, and (iv) reorganized the design and construction department to increase efficiency and accuracy.

●	Mr. Reyes’s objectives included directing the Company’s accounting, reporting, tax and IT matters, overseeing the refinancing of upcoming debt maturities, maintaining and expanding investor outreach, overseeing the implementation of the Company’s upgraded accounting system, and overseeing the Company’s Corporate Responsibility initiatives.

Specific accomplishments included: (i) directed the Company’s finance function providing liquidity to facilitate capital recycling initiatives, (ii) successfully refinanced an existing term loan and maturing unsecured debt, extending average maturity by three years, (iii) executed the Company’s share repurchase activity, repurchasing $104 million of common and preferred stock, (iv) led the successful migration of the Company’s accounting, tax, and information technology platforms, and (v) refined and expanded the Company’s investor outreach program.

48	Sunstone Hotel Investors

COMPENSATION DISCUSSION AND ANALYSIS

●	Mr. Klein’s objectives included managing the legal process for all transactions, overseeing legal proceedings, litigation, and regulatory filings, advising on labor matters, assessing and advising on the Company’s corporate governance and risk management policies, and overseeing the Company’s Corporate Responsibility initiatives.

Specific accomplishments included: (i) led all legal functions associated with the disposition of the Hilton New Orleans St. Charles, (ii) advanced key litigation matters in an effort to maximize recovery for the Company, including favorable resolution and recovery in two ongoing construction defect matters, (iii) oversaw and provided guidance on key labor and employment matters, (iv) oversaw and provided legal guidance on material operational matters, and (v) oversaw planning and preparation for impending Federal and California reporting and disclosure requirements.

To determine the annual cash incentive bonus payable to each NEO, in February 2026, the Compensation Committee reviewed and assessed the performance of the Company and each NEO and compared such performance to the Company and individual objectives established for 2025 (other than Mr. Giglia, whose annual cash incentive bonus for 2025 was based 100% on the Company Cash Incentive Bonus Objectives), subject to the Compensation Committee’s subjective assessment as to whether the NEO’s performance warranted an increase or decrease. The CEO provided recommendations to the Compensation Committee for each NEO’s individual performance.

The following table summarizes all of the components of the Cash Incentive Bonus Objectives with respect to fiscal year 2025, paid in February 2026 for Messrs. Giglia, Springer, Reyes, and Klein (dollar values rounded to the nearest whole dollar) (Mr. Ostapovicz was not eligible to receive an annual cash incentive bonus in respect of fiscal year 2025 as a result of his termination of employment with the Company, effective as of January 21, 2025):

	Bryan A.	Robert C.	Aaron R.	David M.
Objective	Giglia	Springer	Reyes	Klein
Objective #1: AFFO per Share	$105,000	$58,219	$43,125	$32,625
Objective #2: Capital Recycling	352,188	195,275	144,648	109,430
Objective #3: Investment / Rebranding	251,563	139,482	103,320	78,164
Objective #4: Asset Management	239,531	132,812	98,379	74,426
Individual Objectives	—	194,063	179,688	115,547
Total Annual Cash Incentive Bonus	$948,281	$719,851	$569,160	$410,191

Annual Equity Incentive Awards. In February 2025, Messrs. Giglia, Springer, Reyes, and Klein were each granted annual equity awards consisting of performance-based RSUs (75% of award) (the “Performance RSUs”) and time-based RSAs (25% of award) (the “Time-Based RSAs”, together, the “Annual Equity Awards”). Mr. Ostapovicz was not granted an annual equity award in 2025 as a result of the termination of his employment with the Company, effective as of January 21, 2025.  Performance RSUs are subject to vesting based on achievement of RTSR metrics over the applicable three-year performance period. A summary of the key plan features is provided in the table below.

Alignment with Stockholders	Target to Outperform	Absolute TSR Cap
Majority of annual equity award (75%) tied to performance and 100% of such award is based on RTSR versus the defined performance peer group	To earn target payout, SHO must achieve an RTSR at or above the 55th percentile of our peers	In the event the Company TSR is negative for the applicable Performance Period, Performance RSU awards will be reduced by 25%

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2026 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

RTSR vs FTSE Nareit Lodging/Resorts Index
(over $500 Million Market Cap)

		RTSR Vesting	Index Relative
		Percentage*	Performance Hurdles
75%	Performance	Below Threshold (0%)	< 30th Percentile
	RSUs	Threshold (50%)	30th Percentile
		Target (100%)	55th Percentile
		Maximum (200%)	≥ 80th Percentile

VEST AT THE END OF THE 3-YEAR PERFORMANCE PERIOD

25%	Time-Based RSAs	VEST ANNUALLY OVER A 3-YEAR PERIOD

* In the event of negative Company TSR for the applicable Performance Period, the percentage of Performance RSU Awards that vest will be reduced by 25%.

Performance RSU Awards.

General. Pursuant to the Performance RSU awards, the NEOs are eligible to vest in a number of RSUs ranging from 0% to 200% of the Target number of RSUs granted, based on the Company’s RTSR during the applicable performance period, subject to the applicable NEO’s continued service with the Company.

Performance Vesting. The Performance RSU awards vest based on the Company’s TSR performance (the “Company TSR”) during a three-year performance period, commencing on January 1, 2025 (the “Performance Period”), as compared to the TSR percentages of the companies included on the FTSE Nareit Lodging/Resort Index that have a minimum equity market capitalization of $500,000,000 as of the grant date of such Performance RSU awards (the “Index Relative Performance”). In the event the Index Relative Performance is achieved at the “Threshold,” “Target” or “Maximum” level as specified in the applicable award agreement, the award will become vested with respect to the percentage of RSUs as set forth in the chart above.

If the Index Relative Performance falls between the levels specified as Threshold and Target or between the levels specified as Target and Maximum, the percentage of RSUs subject to the Performance RSU Awards that will vest will be determined using straight-line linear interpolation between such levels.

Notwithstanding the foregoing, if Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSU Awards that vest will be reduced by 25%.

The table below sets forth the Target dollar denominated value and number of shares subject to the Performance RSUs awarded to each Current NEO in February 2025.

	Performance RSUs (Target)
Name	Grant Amount	Number of Shares(1)
Bryan A. Giglia	$2,100,000	180,879
Robert C. Springer	$1,425,000	122,739
Aaron R. Reyes	$900,000	77,519
David M. Klein	$562,500	48,450
(1)	To determine the number of RSUs granted to each Current NEO, the applicable total dollar amount was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to the grant date, rounded to the nearest whole share.

50	Sunstone Hotel Investors

COMPENSATION DISCUSSION AND ANALYSIS

Time-Based RSA Awards.

The Time-Based RSAs will vest in three equal annual installments over a three-year period on February 15th of each year following the date of grant, subject to the applicable NEO’s continued service through each applicable vesting date.

The table below sets forth the dollar denominated value and number of shares subject to the Time-Based RSAs granted to each Current NEO in February 2025.

	Time-Based RSAs
Name	Grant Amount	Number of Shares(1)
Bryan A. Giglia	$700,000	60,293
Robert C. Springer	$475,000	40,913
Aaron R. Reyes	$300,000	25,840
David M. Klein	$187,500	16,150
(1)	To determine the number of RSAs granted to each Current NEO, the applicable total dollar amount was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to the grant date, rounded to the nearest whole share.

Dividend Equivalents. The Performance RSU Awards were granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the NEO to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes a vested or an earned RSU (plus or minus the amount of gain or loss on such amounts had they been reinvested in common stock on the date that they were paid) will be paid within 45 days following the date on which the RSU becomes a vested or an earned RSU. Upon the NEO’s termination of service for any reason, the NEO will not be entitled to any dividend equivalent payments with respect to any RSU that does not become a vested or an earned RSU.

Benefits and Perquisites. Our benefit programs are based on an assessment of competitive market factors, and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost and on the same terms as other employees. These plans include a tax qualified 401(k) savings plan (with safe harbor contributions equal to 3% of a participant’s pay up to $10,500 for 2025), additional Company 401(k) contributions, health, dental and vision insurance plans, term life insurance and disability coverage and a matching charitable gift program up to a maximum of $5,000 for each employee. In addition, each of our NEOs receive a maximum reimbursement credit of $5,000 for room and tax expenditures at the Company’s hotels and resorts.

The Company does not provide non – qualified deferred compensation or pension benefits to any of its employees, including its NEOs.

Performance RSU Awards Vesting. Performance RSUs, which vest based on the Company’s TSR during the three-year performance period identified below (the “Performance Period”) as compared to the Index Relative Performance, were granted to Messrs. Giglia, Springer, Reyes, and Klein in February 2023, 2024, and 2025, and to Mr. Ostapovicz in 2023 and 2024. If the Index Relative Performance falls between the levels specified as Threshold and Target or between the levels specified as Target and Maximum, the percentage of RSUs subject to the Performance RSU Awards that will vest will be determined using straight-line linear interpolation between such levels. Notwithstanding the foregoing, if Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSU Awards that vest will be reduced by 25%.

Performance-Based RSU Award Status through December 31, 2025
Performance Period	2023	2024	2025	2026	2027
2023 - 2025 3-Year Performance-Based RSUs	100% Completed
2024 - 2026 3-Year Performance-Based RSUs			66% Completed
2025 - 2027 3-Year Performance-Based RSUs				33% Completed
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2026 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

(1)	Our Company TSR versus the Index Relative Performance during the 2023-2025 Performance Period was between Threshold and Target, at the 49th percentile.

The following table represents the 2023 3-Year Performance RSUs original number of shares granted at Target as well as the actual number of RSUs earned based on the results identified in the chart above.

	Shares Subject to
	Performance RSUs
Name	Granted (Target)	Earned
Bryan A. Giglia	161,544	141,513
Robert C. Springer	127,057	111,302
Aaron R. Reyes	58,083	50,881
David M. Klein	55,179	48,337
Christopher G. Ostapovicz (1)	61,713	3,163
(1)	Mr. Ostapovicz’s employment with the Company ceased on January 21, 2025. In connection with the termination of his employment, the Company agreed to accelerate the vesting of 3,163 shares subject to his 2023 3-Year Performance RSUs.

Equity Award Timing Policies and Practices. The Company does not currently grant (and does not currently have any outstanding) stock options, SARs or any similar awards with “option-like” features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company, however, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

52	Sunstone Hotel Investors

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in the proxy statement of the Company for the 2026 annual meeting of stockholders with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors (and the Board of Directors has approved) that the CD&A be included in the Company’s proxy statement on Schedule 14A prepared in connection with the annual meeting.

COMPENSATION COMMITTEE:

Monica S. Digilio, Chair
W. Blake Baird

Michael Barnello
Andrew Batinovich
Kristina M. Leslie

March 18, 2026

2026 Proxy Statement	53

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) below shows compensation information about our principal executive officer (“PEO”) (Mr. Giglia), our principal financial officer (Mr. Reyes) and the two other most highly compensated officers (Messrs. Springer and Klein) as of December 31, 2025. In addition, in accordance with SEC disclosure rules, the Summary Compensation Table below shows compensation information for our former Chief Operating Officer (Mr. Ostapovicz).

SUMMARY COMPENSATION TABLE

				Non-Equity
Name and				Incentive Plan	All Other
Principal		Salary	Stock	Compensation	Compensation
Position	Year	($) (1)	Awards ($) (2)	($) (3)	($) (4)	Total ($)
Bryan A. Giglia	2025	700,000	2,755,993	948,281	111,824	4,516,098
CEO	2024	700,000	2,533,202	565,523	148,102	3,946,827
	2023	650,000	2,365,543	944,684	105,269	4,065,496
Robert C. Springer	2025	575,000	1,870,134	719,851	99,599	3,264,584
President ꟷ CIO	2024	575,000	2,005,460	466,963	133,866	3,181,289
	2023	575,000	1,860,534	835,682	101,280	3,372,496
Aaron R. Reyes	2025	500,000	1,181,135	569,160	66,196	2,316,491
EVP ꟷ CFO	2024	450,000	1,002,736	322,031	65,194	1,839,961
	2023	400,000	850,529	441,637	55,992	1,748,158
David M. Klein	2025	435,000	738,217	410,191	65,479	1,648,887
EVP ꟷ General Counsel	2024	435,000	738,858	275,953	89,629	1,539,440
	2023	435,000	808,005	460,375	71,604	1,774,984
Christopher G. Ostapovicz (5)	2025	25,096	—	—	1,811,232	1,836,328
Former EVP ꟷ COO	2024	435,000	897,177	—	91,277	1,423,454
	2023	425,000	903,684	449,792	72,315	1,850,791
(1)	Amounts represent base salary earned by our NEOs for the applicable year.
(2)	For 2025, amounts in this column represent the grant date fair value of (i) the Time-Based RSAs and (ii) the Performance RSUs, in each case, granted to the NEO in February 2025. Amounts in each case have been computed as prescribed by Accounting Standards Codification Topic 718, Compensation—Stock Compensation (referred to as “ASC Topic 718”). The grant date fair values shown for the 2025 Performance RSUs were calculated in accordance with ASC Topic 718 using a Monte Carlo simulation valuation model. Because the Performance RSU awards are earned based solely on market conditions (relative and absolute TSR performance), they do not have performance conditions as defined under ASC 718. So there are no maximum grant date fair values based on performance conditions that differ from the grant date values shown. For more information, including the assumptions used to calculate such values, please see Note 12 (“Incentive Award Plan”) to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.
a.	The table below sets forth the grant date fair value for the Time-Based RSAs and the Performance RSUs granted in 2025.

	Grant Date Fair Value ($)
Name	Time-Based RSAs	Performance RSUs
Bryan A. Giglia	679,502	2,076,491
Robert C. Springer	461,090	1,409,044
Aaron R. Reyes	291,217	889,918
David M. Klein	182,011	556,206
Christopher G. Ostapovicz	—	—

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EXECUTIVE COMPENSATION

(3)	The amounts in this column represent the annual cash incentive bonus earned for the fiscal year and paid in the first fiscal quarter of the following year. Mr. Ostapovicz did not receive an annual bonus in respect of either fiscal year 2024 or fiscal year 2025 due to the termination of his employment with the Company effective as of January 21, 2025.
(4)	“All Other Compensation” includes the following amounts for fiscal year 2025:

	Company	Dividends Paid	Employer	Company
	Contributions	on Awarded	Matching	Hotel
	to 401(k)	but Unvested	Charitable	Reimbursement	Severance
Name	Plan ($)	RSAs($)	Contributions ($)	Credit ($)	($) (a)	Total ($)
Bryan A. Giglia	46,500	56,665	3,659	5,000	—	111,824
Robert C. Springer	46,500	46,431	4,984	1,684	—	99,599
Aaron R. Reyes	46,500	16,715	—	2,981	—	66,196
David M. Klein	46,500	11,990	5,000	1,989	—	65,479
Christopher G. Ostapovicz	2,118	3,548	—	—	1,805,566	1,811,232
a.	For Mr. Ostapovicz, this number represents the following severance payments and benefits paid or provided to Mr. Ostapovicz pursuant to his Employment Agreement: $1,740,000 in cash severance and $10,898 for the payout of all accrued vacation paid in January 2025 in connection with his termination from the Company on January 21, 2025, and $54,668 for group health insurance coverage for a period of 18 months after termination.
(5)	Mr. Ostapovicz’s employment with the Company terminated effective as of January 21, 2025.

2026 Proxy Statement	55

2025 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the information with respect to plan – based awards granted to the NEOs in 2025.

2025 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Fair Value
		Under Non-Equity			Under Equity			Shares of	of Stock
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock or	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name*	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($) (4)
Bryan A. Giglia
RSA	2/10/2025							60,293	679,502
RSU	2/10/2025				90,440	180,879	361,758		2,076,491
Annual Cash Bonus	n/a	525,000	1,050,000	1,575,000
Robert C. Springer
RSA	2/10/2025							40,913	461,090
RSU	2/10/2025				61,370	122,739	245,478		1,409,044
Annual Cash Bonus	n/a	388,125	776,250	1,164,375
Aaron R. Reyes
RSA	2/10/2025							25,840	291,217
RSU	2/10/2025				38,760	77,519	155,038		889,918
Annual Cash Bonus	n/a	287,500	575,000	862,500
David M. Klein
RSA	2/10/2025							16,150	182,011
RSU	2/10/2025				24,225	48,450	96,900		556,206
Annual Cash Bonus	n/a	217,500	435,000	652,500

* Mr. Ostapovicz was not eligible to receive an annual cash incentive bonus or an annual equity incentive award in 2025 as a result of his termination of employment effective January 21, 2025.

(1)	We pay an annual cash incentive bonus for performance under our Incentive Bonus Plan in February following the performance year if the performance criteria related to the Cash Incentive Bonus Objectives have been satisfied in the performance year. The actual amounts of the fiscal year 2025 performance annual cash incentive bonus are shown in the SCT in the “Non – Equity Incentive Plan Compensation” column. The Threshold, Target, and Maximum award opportunities shown under this heading are for 2025 performance. For our NEOs, the amounts are a multiple of each NEO’s base salary in 2025. See “Compensation Discussion and Analysis—2025 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the annual cash incentive bonuses.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column represent the possible number of Performance RSUs that may vest based upon the level of achievement of the applicable performance measures. These estimated possible payouts for each NEO do not include dividend equivalent units that may vest, if at all, following the end of the performance period. The Performance RSUs have a three-year performance period and vest based on the Company’s TSR compared to Index Relative Performance. Threshold assumes that 50% of the RSUs awarded vest, Target assumes that 100% of the RSUs awarded vest, and Maximum assumes that 200% of the RSUs awarded vest. See “Compensation Discussion and Analysis—2025 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the Performance RSUs.
(3)	The amounts in this column represent the number of Time-Based RSAs granted to the NEOs in 2025. See “Compensation Discussion and Analysis—2025 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the Time-Based RSAs.

56	Sunstone Hotel Investors

2025 GRANTS OF PLAN-BASED AWARDS

(4)	The grant date fair value for each of the Time-Based RSAs equals the number of Time-Based RSAs multiplied by the closing common stock price on the NYSE on the applicable grant date as reported in the table above, computed in accordance with ASC Topic 718. The amount shown for grant date fair value for each of the Performance RSUs is calculated using a Monte Carlo simulation valuation model in accordance with ASC Topic 718. For more information, including the assumptions used to calculate such values, please see Note 12 (“Incentive Award Plan”) to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	57

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS (GIGLIA, SPRINGER, REYES, KLEIN, AND OSTAPOVICZ)

On August 29, 2022, we entered into amended and restated employment agreements with Messrs. Springer, Klein, and Ostapovicz in order to reflect each NEO’s updated executive officer position and compensation (together, the “2022 Amended and Restated Employment Agreements”). Effective as of February 18, 2025, we amended and restated the employment agreements for Messrs. Giglia and Reyes (the “2025 Amended and Restated Employment Agreements” and, together with the 2022 Amended and Restated Employment Agreements, the “Employment Agreements”) to reflect certain increases in their cash bonus opportunities. A summary of the material terms of each Employment Agreement as in effect December 31, 2025 (or with respect to Mr. Ostapovicz, as in effect immediately prior to the termination of his employment effective January 21, 2025), is below.

Each of the Employment Agreements will continue until terminated in accordance with its terms. Each of the Employment Agreements provides for an annual base salary, eligibility to earn an annual cash incentive bonus, eligibility to receive an annual equity award, and certain severance payments and benefits, each as described more fully below. In addition, each of the NEOs will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

The Employment Agreements provide for an annual base salary for each NEO, which may be increased from time to time in the Company’s sole discretion as determined by the Compensation Committee. Annual base salaries were as follows for 2025: $700,000 for Mr. Giglia, $575,000 for Mr. Springer, $500,000 for Mr. Reyes, $435,000 for Mr. Klein, and $435,000 for Mr. Ostapovicz. In addition, under the Employment Agreements, each NEO is eligible to earn an annual cash incentive bonus based on the attainment of individual and Company performance objectives (except that Mr. Giglia’s annual cash incentive bonus is based entirely on Company performance objectives) as determined by the Compensation Committee with (i) a Threshold level equal to 75.0% of base salary for Mr. Giglia, 67.5% of base salary for Mr. Springer, 57.5% of base salary for Mr. Reyes, and 50% of base salary for Messrs. Klein and Ostapovicz, (ii) a Target level equal to 150% of base salary for Mr. Giglia, 135% of base salary for Mr. Springer, 115% of base salary for Mr. Reyes, and 100% of base salary for Messrs. Klein and Ostapovicz, and (iii) a Maximum level equal to 225% of base salary for Mr. Giglia, 202.5% of base salary for Mr. Springer, 172.5% of base salary for Mr. Reyes, and 150% of base salary for Messrs. Klein and Ostapovicz, with no guaranteed minimum (and any award may equal zero in any given year).

Pursuant to their respective Employment Agreements, each of the Current NEOs is eligible to receive severance payments and benefits in the event of certain terminations of his employment described below under “Potential Payments Upon Termination or Change in Control.” Each Employment Agreement also includes certain restrictive covenants, including non-solicitation and non-disparagement. In connection with entering into the Employment Agreements, each Current NEO also entered into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to him in the case of certain claims made against him by virtue of his position with the Company. Separation payments and benefits actually paid or provided to Mr. Ostapovicz in connection with his termination of employment on January 21, 2025 are described below under the heading “Separation Agreement (Ostapovicz)”.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

The following table sets forth information with respect to outstanding RSAs and RSUs held by the NEOs as of December 31, 2025. Mr. Ostapovicz did not hold any RSAs or RSUs as of December 31, 2025 due to his termination of employment with the Company, effective as of January 21, 2025.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END TABLE

		Stock Awards
					Equity Incentive		Equity Incentive Plan
		Number of		Market Value	Plan Awards:		Awards: Market or
		Shares of		of Shares of	Number of Unearned		Payout Value of
		Stock That		Stock That	Shares, Units		Unearned Shares, Units
	Grant	Have Not		Have Not	or Other Rights That		or Other Rights That
Name	Date	Vested (#)(1)		Vested ($)(2)	Have Not Vested (#)		Have Not Vested ($)(2)
Bryan A. Giglia	2/10/2025	60,293		539,019	—		—
	2/10/2025	—		—	90,440	(3)	808,534
	2/12/2024	37,312		333,569	—		—
	2/12/2024	—		—	167,910	(4)	1,501,115
	2/09/2023	17,949		160,464	—		—
	2/09/2023	141,513	(5)	1,265,126	—		—
	3/07/2022	43,867		392,171	—		—
	3/07/2022	—		—	94,002	(6)	840,378
Robert C. Springer	2/10/2025	40,913		365,762	—		—
	2/10/2025	—		—	61,370	(3)	548,648
	2/12/2024	29,538		264,070	—		—
	2/12/2024	—		—	132,929	(4)	1,188,385
	2/09/2023	14,117		126,206	—		—
	2/09/2023	111,302	(5)	995,040	—		—
	3/07/2022	43,867		392,171	—		—
	3/07/2022	—		—	94,002	(6)	840,378
Aaron R. Reyes	2/10/2025	25,840		231,010	—		—
	2/10/2025	—		—	38,760	(3)	346,514
	2/12/2024	14,768		132,026	—		—
	2/12/2024	—		—	66,465	(4)	594,197
	2/09/2023	6,453		57,690	—		—
	2/09/2023	50,881	(5)	454,876	—		—
David M. Klein	2/10/2025	16,150		144,381	—		—
	2/10/2025	—		—	24,225	(3)	216,572
	2/12/2024	10,882		97,285	—		—
	2/12/2024	—		—	48,974	(4)	437,828
	2/09/2023	6,130		54,802	—		—
	2/09/2023	48,337	(5)	432,133	—		—

2026 Proxy Statement	59

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

(1)	The restricted stock awards listed in this column, excluding the 2023 Performance RSUs, are scheduled to vest as set forth below.

		Bryan A.	Robert C.	Aaron R.	David M.
Grant Date	Vesting Date	Giglia	Springer	Reyes	Klein
3/07/2022	3/07/2026	6,267	6,267	—	—
3/07/2022	3/07/2027	37,600	37,600	—	—
2/09/2023	2/15/2026	17,949	14,117	6,453	6,130
2/12/2024	2/15/2026	18,656	14,769	7,384	5,441
2/12/2024	2/15/2027	18,656	14,769	7,384	5,441
2/10/2025	2/15/2026	20,099	13,639	8,614	5,384
2/10/2025	2/15/2027	20,097	13,637	8,613	5,383
2/10/2025	2/15/2028	20,097	13,637	8,613	5,383
		159,421	128,435	47,061	33,162

(2)	The market value of the unvested restricted shares of common stock is based on the closing common stock price of $8.94 on the NYSE on December 31, 2025.
(3)	Reflects Threshold performance for the 2025 Performance RSUs. The 2025 Performance RSUs subject to the awards are eligible to vest based on RTSR performance over a three-year Performance Period commencing on the grant date. In the event that Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSUs that vest will be reduced by 25%. For the 2025 Performance RSUs, RTSR would have been achieved below the Threshold level, resulting in no RSUs being earned, had the applicable performance period ended as of December 31, 2025.
(4)	Reflects Target performance for the 2024 Performance RSUs. The 2024 Performance RSUs subject to the awards are eligible to vest based on RTSR performance over a three-year Performance Period commencing on the grant date. In the event that Company TSR is negative for the Performance Period, the percentage of RSUs subject to the Performance RSUs that vest will be reduced by 25%. For the 2024 Performance RSUs, RTSR would have been achieved between the Target and Maximum levels; however, due to the Company’s negative TSR for the performance period, the awards achieved would have been reduced by 25%, resulting in an achievement between the Threshold and Target levels had the applicable performance period ended as of December 31, 2025.
(5)	Reflects actual performance for the 2023 Performance RSUs. The RSUs subject to the award are eligible to vest subject to approval by the Compensation Committee in January 2026 based on RTSR performance over a three-year Performance Period which ended on December 31, 2025. The RSUs vested on January 26, 2026 between the Threshold and Target levels at 87.6% of Target.
(6)	Represents the one-time awards of performance-based RSUs in connection with Mr. Giglia’s appointment as our CEO and Mr. Springer’s appointment as our President and Chief Investment Officer in March 2022 (“Promotion Performance RSUs”), which may be earned as to one-fifth of the RSUs subject to such award upon achievement of average closing share price targets of $13.50, $15.00, $16.50, $18.00 and $19.50, in each case, during a 20 consecutive trading day period prior to the fifth anniversary of the grant date, assuming that each such share price target is met. Earned RSUs will vest, subject to the NEO’s continued service, on the later of the date on which the price per share target is achieved during a five-year performance period commencing March 7, 2022 and ending on March 7, 2027 (the “Promotion Performance Period”), and the third anniversary of the grant date (“Promotion Vesting Date”).

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2025 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the vesting of restricted stock in 2025 for each NEO. The number of shares acquired on vesting and the value of those shares do not reflect the withholding of shares to satisfy federal and state income tax withholdings. No NEO held stock options or exercised any stock options during 2025.

2025 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
	Number of Shares	Value
	Acquired on	Realized Upon
Name	Vesting (#)	Vesting ($)(1)
Bryan A. Giglia	194,593	2,216,718
Robert C. Springer	163,578	1,863,010
Aaron R. Reyes	23,314	261,117
David M. Klein	95,197	1,088,963
Christopher G. Ostapovicz	132,270	1,507,878
(1)	Value realized upon vesting is calculated as the gross number of shares vested in January 2025, February 2025, and March 2025 multiplied by the closing stock price on the vesting date on the NYSE ranging from $10.56 to $11.49.

2026 Proxy Statement	61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our Current NEOs are entitled to certain payments and benefits upon a qualifying termination of employment as defined in the Employment Agreements including a qualifying termination upon a change in control. The following discussion describes the payments and benefits to which our Current NEOs would have become entitled to upon a qualifying termination with and without a change in control, as applicable, occurring on December 31, 2025. Separation payments and benefits actually paid or provided to Mr. Ostapovicz in connection with his termination of employment on January 21, 2025 are described below under the heading “Separation Agreement (Ostapovicz)”.

EMPLOYMENT AGREEMENTS (GIGLIA, SPRINGER, REYES, AND KLEIN)

Pursuant to their respective Employment Agreements, if the Company terminates the applicable Current NEO’s employment without “cause” or the Current NEO terminates his employment for “good reason” (each as defined in the applicable Current NEO’s Employment Agreement), then, conditioned upon the Current NEO’s timely execution (and non-revocation) of a general release of claims, the Current NEO will be entitled to receive (i) a cash severance payment equal to the sum of: (A) two times the sum of: (x) the Current NEO’s annual base salary as in effect on the date of termination, and (y) the greater of the Current NEO’s Target annual bonus for the year in which the termination occurs and the actual annual bonus paid with respect to the last completed calendar year preceding the termination date, (B) any earned but unpaid annual bonus for a prior calendar year, and (C) a pro-rated bonus for the year in which such termination occurs (based on the Current NEO’s Target level bonus), and (ii) Company-paid continued health insurance coverage for himself and his eligible family members for up to 18 months following the termination date. In addition, Company equity awards that vest solely based on the Current NEO’s continued employment or service will vest and become exercisable in full.

Pursuant to their respective Employment Agreements, if the applicable Current NEO’s employment is terminated by reason of death or “disability”, he (or his estate) will be entitled to receive (i) an amount equal to the sum of (A) 100% of his annual base salary then in effect, (B) any earned but unpaid annual bonus for the calendar year preceding the year in which such termination occurs, and (C) a pro-rated bonus for the calendar year in which the death or “disability” occurs (based on the Current NEO’s Target bonus), (ii) accelerated vesting of all outstanding time-based RSA awards, and (iii) Company-paid continued health insurance coverage for himself and/or his eligible family members for up to 18 months following the termination date.

We believe that job security and terminations of employment are causes of significant concern and uncertainty for senior executives and that providing protections to our Current NEOs in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations.

EQUITY AWARD AGREEMENTS (GIGLIA, SPRINGER, REYES, AND KLEIN)

Performance RSUs

Pursuant to the applicable award agreements, if a Current NEO’s service is terminated by the Company without “cause”, by the Current NEO for “good reason”, or due to the Current NEO’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination, upon the administrators’ determination, within 45 days following the date of the Current NEO’s termination of service. Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrators’ determination will be cancelled and forfeited by the Current NEO.

In addition, in the event that (i) a change in control of the Company occurs prior to the completion of the applicable Performance Period, (ii) the Current NEO has not incurred a termination of service prior to such change in control

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

and (iii) the Performance RSU Awards are not converted, assumed or replaced by the surviving entity in such change in control, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance levels as of, and assuming the completion of, the applicable Performance Period as of the date of such change in control. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the Current NEO.

Promotion Time-Based RSAs

Pursuant to the applicable award agreements for the one-time awards of time-based RSAs in connection with Messrs. Giglia and Springer’s appointment as our CEO and President and Chief Investment Officer, respectively, in March 2022 (“Promotion Time-Based RSAs”), in the event of a change in control of the Company or a termination of Mr. Giglia’s and/or Mr. Springer’s, as applicable, service by the Company without “cause” or by Mr. Giglia and/or Mr. Springer, as applicable, for “good reason”, the shares subject to the Promotion Time-Based RSAs will vest in full. Except as provided in the foregoing sentence, unless the Compensation Committee determines otherwise, upon termination of Mr. Giglia’s and/or Mr. Springer’s, as applicable, service with the Company (e.g. death or “disability”), all unvested Promotion Time-Based RSAs will be forfeited.

Promotion Performance RSUs

Pursuant to the applicable award agreements, if Mr. Giglia’s and/or Mr. Springer’s, as applicable, service is terminated by the Company without “cause”, by Mr. Giglia and/or Mr. Springer, as applicable, for “good reason”, or due to death or “disability”, in each case, prior to the completion of the applicable Performance Period, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as of the date of such termination. Any such RSUs that are not fully earned and vested as of the date on which such termination occurs will be cancelled and forfeited by Mr. Giglia and/or Mr. Springer, as applicable.

In addition, pursuant to the applicable award agreements, in the event that a change in control of the Company occurs prior to the completion of the Performance Period, if Mr. Giglia and/or Mr. Springer, as applicable, has not incurred a termination of service prior to such change in control and the Promotion Performance RSUs are not converted, assumed or replaced by the surviving entity in such change in control, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such change in control and assuming the Promotion Vesting Date occurred as the date of such change in control. Any such RSUs that are not fully earned and vested as of the date on which the change in control occurs will be cancelled and forfeited by Mr. Giglia and/or Mr. Springer, as applicable.

SEPARATION AGREEMENT (OSTAPOVICZ)

In connection with a restructuring of our executive team, the Company determined to eliminate the position of Chief Operating Officer from its management structure. As a result, Mr. Ostapovicz’s employment as Chief Operating Officer of the Company was terminated by the Company without cause, effective January 21, 2025. In connection with his departure, the Company and Mr. Ostapovicz entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which, subject to Mr. Ostapovicz’s execution and non-revocation of a general release of claims and his continued compliance with certain terms and conditions set forth in the Separation Agreement, Mr. Ostapovicz received: (i) a cash payment in an amount equal to $1,740,000 (representing two times the sum of Mr. Ostapovicz’s base salary and target bonus for 2024), (ii) accelerated vesting of restricted stock and performance-vesting restricted stock unit awards covering an aggregate of 132,270 shares of the Company’s common stock, and (iii) continued health insurance coverage under COBRA for Mr. Ostapovicz, his spouse and dependents for up to eighteen months.

2026 Proxy Statement	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS

The following table summarizes the amounts that would have been paid to each of Messrs. Giglia, Springer, Reyes,  and Klein in connection with the events listed below, assuming such events occurred on December 31, 2025. Separation payments and benefits actually paid or provided to Mr. Ostapovicz in connection with his termination of employment on January 21, 2025 are described above under the heading “Separation Agreement (Ostapovicz)”.

			Health		Unvested
	Severance		Insurance		Stock
Name	Amount ($)		Coverage ($)		Awards ($)		Total ($)
Bryan A. Giglia
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	4,550,000	(1)	63,075	(2)	3,878,455	(3)	8,491,530
Death or "Disability"	1,750,000	(4)	63,075	(2)	3,486,284	(5)	5,299,359
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	4,550,000	(1)	63,075	(2	4,408,020	(6)	9,021,095
Robert C. Springer
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	3,478,750	(1)	71,820	(2)	3,083,165	(3)	6,633,735
Death or "Disability"	1,351,250	(4)	71,820	(2)	2,690,994	(5)	4,114,064
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	3,478,750	(1)	71,820	(2)	3,502,411	(6)	7,052,981
Aaron R. Reyes
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	2,725,000	(1)	18,772	(2)	1,341,217	(3)	4,084,989
Death or "Disability"	1,075,000	(4)	18,772	(2)	1,341,217	(5)	2,434,989
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	2,725,000	(1)	18,772	(2)	1,550,840	(6)	4,294,612
David M. Klein
By Company for “Cause” or By Executive without “Good Reason”	—		—		—		—
By Company without “Cause” or By Executive with “Good Reason”	2,175,000	(1)	79,064	(2)	1,081,570	(3)	3,335,634
Death or "Disability"	870,000	(4)	79,064	(2)	1,081,570	(5)	2,030,634
By Company without “Cause” or By Executive for “Good Reason” upon a Change in Control	2,175,000	(1)	79,064	(2)	1,236,024	(6)	3,490,088
(1)	Pursuant to the terms of each Current NEO’s Employment Agreement, if the Current NEO’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason”, the severance payment is the sum of the following: (A) (1) earned but unpaid base salary, (2) accrued but unpaid vacation pay through the date of termination, and (3) any vested amounts due under any plan, program or policy of the Company, to the extent not previously paid (if any) (together, the “Accrued Obligations”); and (B) a severance amount equal to the sum of: (1) two times the sum of (i) the Current NEO’s base salary in effect on the date of termination (which was $700,000, $575,000, $500,000, and $435,000 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025), and (ii) the greater of (x) the target annual cash bonus (which was $1,050,000, $776,250, $575,000, and $435,000 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025) and (y) the actual annual cash bonus paid to the Current NEO with respect to the last full calendar year immediately preceding the date of termination (which was $565,523, $466,963, $322,031, and $275,953 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2024), and (2) a pro-rata portion of the annual cash bonus for the partial calendar year in which the date of termination occurs, determined by multiplying the target annual cash bonus (which was $1,050,000, $776,250, $575,000, and $435,000 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025) by a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination and the denominator of which is 365. The severance figure in the table does not include any Accrued Obligations.
(2)	Pursuant to the terms of each Current NEO’s Employment Agreement, the Company shall provide group health coverage for the Current NEO and his eligible family members for a period of up to 18 months after termination.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The health insurance coverage amount reflects 18 months of monthly premium totaling $63,075, $71,820, $18,772, and $79,064 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025.
(3)	Pursuant to the terms of each Current NEO’s Employment Agreement, if the Current NEO’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason”, the portion of any then-outstanding restricted stock and other equity awards that vest solely based on the Current NEO’s continued employment or service will vest and become exercisable in full. In addition, pursuant to the applicable award agreements, if a Current NEO’s service is terminated by the Company without “cause” or by the Current NEO for “good reason”, prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination. For Messrs. Giglia and Springer, the shares subject to the Promotion Time-Based RSAs will vest in full and the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such termination. Amounts reported are based on the closing common stock price of $8.94 on the NYSE as of December 31, 2025 and include dividend equivalents payable with respect to the Performance RSU Awards.
(4)	Pursuant to the terms of each Current NEO’s Employment Agreement, if the Current NEO’s employment with the Company is terminated by reason of death or “disability”, he or, as appropriate, his estate or beneficiaries will be paid a severance amount equal to the sum of: (i) the Accrued Obligations, (ii) 100% of his annual base salary then in effect (which was $700,000, $575,000, $500,000, and $435,000 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025) and (iii) a pro-rata portion of the annual cash bonus for the partial calendar year in which the date of termination occurs, determined by multiplying the target annual cash bonus (which was $1,050,000, $776,250, $575,000, and $435,000 for Messrs. Giglia, Springer, Reyes, and Klein, respectively, in 2025) by a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination and the denominator of which is 365. The severance figure in the table does not include any Accrued Obligations.
(5)	Pursuant to the terms of each Current NEO’s Employment Agreement, if the Current NEO’s employment with the Company is terminated by reason of death or “disability”, he or, as appropriate, his estate or beneficiaries will fully vest in all then-outstanding restricted stock and other equity awards to the extent such outstanding awards, excluding the Promotion Time-Based RSAs, were scheduled to vest solely based on the passage of time and the Current NEO’s continued employment or service with the Company. In addition, pursuant to the applicable award agreements, if a Current NEO’s service is terminated by reason of death or “disability” prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, prorated based on the number of days during the applicable Performance Period through and including the date of such termination. For Messrs. Giglia and Springer, the Promotion Performance RSUs will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such termination. Amounts reported are based on the closing common stock price of $8.94 on the NYSE as of December 31, 2025 and include dividend equivalents payable with respect to the Performance RSU Awards.
(6)	Pursuant to the terms of each Current NEO’s Employment Agreement, if the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” in connection with a change of control, the portion of any then-outstanding restricted stock and other equity awards that vest solely based on the Current NEO’s continued employment or service will vest and become exercisable in full. In addition, pursuant to the applicable award agreements, if a Current NEO’s service is terminated by the Company without “cause” or by the Current NEO for “good reason,” in connection with a change of control prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination, and such RSUs shall become fully vested. For Messrs. Giglia and Springer, the shares subject to the Promotion Time-Based RSAs will vest in full and the Promotion Performance RSUs will vest with respect to a number of RSUs

2026 Proxy Statement	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

equal to the number of RSUs which would have vested based on actual achievement of stock price targets as of the date of such termination and assuming the Promotion Vesting Date occurred as the date of such change of control. Amounts reported are based on the closing common stock price of $8.94 on the NYSE as of December 31, 2025 and include dividend equivalents payable with respect to the Performance RSU Awards.

66	Sunstone Hotel Investors

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S - K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Bryan A. Giglia, our CEO as of December 31, 2025. The pay ratio specified below is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S - K.

For 2025, our last completed fiscal year:

●	the median of the annual total compensation of all of our employees (other than our CEO) was $228,161; and
●	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above in this Proxy Statement was $4,516,098.

Based on this information, for 2025, our CEO’s annual total compensation was 19.8 times that of the median of the annual total compensation of all of our employees (other than our CEO).

DETERMINING THE MEDIAN EMPLOYEE

Employee Population. We determined that, as of December 31, 2025, our employee population, excluding our CEO, consisted of 36 full-time employees.

Methodology for Determining Our Median Employee. To identify the median employee from our employee population, we reviewed the annual total compensation of each of our 36 employees in the same manner as calculated for the annual total compensation of our CEO.

COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $228,161.

ANNUAL TOTAL COMPENSATION OF CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement.

2026 Proxy Statement	67

PAY VERSUS PERFORMANCE DISCLOSURE

PAY VERSUS PERFORMANCE TABLE

	Summary Compensation						Average	Average	Value of Initial Fixed
	Table Total (1)			Compensation Actually Paid (2)			Summary	Compensation	$100 Investment
	PEO 1	PEO 2	PEO 3	PEO 1	PEO 2	PEO 3	Compensation	Actually	Based On:
	John V.	Douglas M.	Bryan A.	John V.	Douglas M.	Bryan A.	Table Total	Paid		Peer	Net Income	AFFO
	Arabia	Pasquale	Giglia	Arabia	Pasquale	Giglia	Non-PEO NEOs	Non-PEO NEOs	Company	Group	(Loss)	Per Share
Year	($)	($)	($)	($)	($)	($)	($) (3)	($) (3) (4)	TSR ($)	TSR ($) (5)	($ thousands)	($) (6)
2025	—	—	4,516,098	—	—	(688,327)	2,266,573	(125,316)	88.12	115.35	24,568	0.86
2024	—	—	3,946,827	—	—	7,336,553	1,996,036	3,583,128	112.19	121.59	43,262	0.80
2023	—	—	4,065,496	—	—	4,271,146	2,186,607	2,288,186	98.56	124.07	206,708	0.95
2022	—	3,056,142	5,360,331	—	2,976,426	4,470,301	2,698,018	2,264,209	86.16	100.12	90,766	0.87
2021	8,161,442	2,913,754	—	8,457,333	2,891,832	—	1,933,105	2,304,828	103.53	118.22	32,995	0.09
(1)	Amounts represent the compensation reported in the “Total” column for the applicable PEO in the SCT.
(2)	Amounts reported under Compensation Actually Paid (“CAP”) represent the amount of CAP to the applicable PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable PEO during each year.
a.	Mr. Arabia separated from employment with the Company effective as of September 2, 2021 and Mr. Pasquale ceased to serve as Interim CEO upon the appointment of Mr. Giglia as CEO on March 7, 2022.
b.	In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the 2025 PEO’s total compensation presented to determine the CAP:

2025
Name	Bryan A. Giglia
SCT Total Compensation	$4,516,098
Minus Amounts Reported in SCT "Stock Awards" Column	(2,755,993)
Plus Fair Value at Fiscal Year ("FY") End of Stock Awards Granted During FY That Remain Unvested as of the End of the FY	1,570,030
Plus Change as of FY End (From the End of the Prior FY) in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior FYs	(3,931,199)
Plus Change in Fair Value as of Vesting Date (From the End of the Prior FY) of Stock Awards Granted in Prior FYs For Which All Applicable Vesting Conditions Were Satisfied at the End of or During the Covered FY	(87,263)
CAP to PEO	$(688,327)

c.	Fair value or change in fair value, as applicable, of equity awards in the CAP columns was determined by (i) for time-based RSAs, the closing stock price on the applicable year-end date(s) or, in the case of awards vesting during the applicable year, the closing stock price on the applicable vesting date(s); and (ii) for performance-based RSUs, the same valuation methodology as the Performance RSUs in the SCT above, the fair value was calculated using a Monte Carlo simulation valuation model as of the applicable year-end date and including assumptions expected for volatility of our stock price, dividend yield, and risk-free rate.

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PAY VERSUS PERFORMANCE DISCLOSURE

(3)	The Non-PEO NEO’s include the individuals indicated in the table below for each fiscal year.

Year	Non-PEO NEOs
2025	Robert C. Springer, Aaron R. Reyes, David M. Klein, and Christopher G. Ostapovicz
2024	Robert C. Springer, Aaron R. Reyes, David M. Klein, and Christopher G. Ostapovicz
2023	Robert C. Springer, Aaron R. Reyes, David M. Klein, and Christopher G. Ostapovicz
2022	Robert C. Springer, Aaron R. Reyes, David M. Klein, and Christopher G. Ostapovicz
2021	Bryan A. Giglia, Robert C. Springer, David M. Klein, Christopher G. Ostapovicz, and Marc A. Hoffman

(4)	Amounts reported under “Average Compensation Actually Paid” represent the amount of average CAP to the Average Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during each year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the average Non-PEO NEOs total compensation for 2025 to determine the CAP:

2025
Name	Average Non-PEO NEOs
SCT Total Compensation	$2,266,573
Minus Amounts Reported in SCT "Stock Awards" Column	(947,372)
Plus Fair Value at Fiscal Year ("FY") End of Stock Awards Granted During FY That Remain Unvested as of the End of the FY	539,697
Plus Change as of FY End (From the End of the Prior FY) in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior FYs	(1,382,598)
Plus Change in Fair Value as of Vesting Date (From the End of the Prior FY) of Stock Awards Granted in Prior FYs For Which all Applicable Vesting Conditions Were Satisfied at the End of or During the Covered FY	(328,955)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End*	(272,661)
CAP to Average Non-PEO NEOs	$(125,316)

* Average amounts for our non-PEO NEOs include the fair value, calculated in accordance with ASC Topic 718, of performance-based RSUs granted to Mr. Ostapovicz in prior fiscal years that were forfeited in fiscal year 2025 in connection with the termination of his employment.

a.	Fair value or change in fair value, as applicable, of equity awards in the average CAP column was determined by (i) for time-based RSAs, the closing stock price on the applicable year-end date(s) or, in the case of awards vesting during the applicable year, the closing stock price on the applicable vesting date(s); and (ii) for performance-based RSUs, the same valuation methodology as the Performance RSUs in the SCT above, the fair value was calculated using a Monte Carlo simulation valuation model as of the applicable year-end date and including assumptions expected for volatility of our stock price, dividend yield, and risk-free rate.
(5)	For each applicable fiscal year, the cumulative Peer Group TSR (the “Peer Group TSR”) represents the FTSE Nareit Equity Lodging/Resorts Index.
(6)	AFFO per share is a non-GAAP measure. We compute the AFFO per share component by adjusting FFO, which we calculate in accordance with standards established by Nareit, for certain noncash or nonrecurring items. AFFO is then divided by our weighted average number of common shares outstanding, adjusted for the assumed issuance of all potentially dilutive shares, for each applicable year. For more information, see our “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form

2026 Proxy Statement	69

PAY VERSUS PERFORMANCE DISCLOSURE

10-K for the year ended December 31, 2025. Amortization of deferred stock compensation has been added to the Company adjustments to AFFO per share for 2021 to conform to the current presentation.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The following list includes the most important performance measures used to link NEO compensation to our Company performance in 2025. See “Compensation Discussion and Analysis—2025 Compensation Decisions (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)” for a detailed description of the performance measures.

Most Important Performance Measures
Relative Total Stockholder Return
Adjusted Funds from Operations per Share
Capital Recycling

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PAY VERSUS PERFORMANCE DISCLOSURE

DESCRIPTION OF RELATIONSHIP BETWEEN PAY AND PERFORMANCE

These graphs compare the CAP to our PEOs and the average of the CAP to our remaining NEOs, with (i) our cumulative TSR and cumulative Peer Group TSR, (ii) our Net Income (Loss), and (iii) our AFFO per share for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025. The amounts shown in 2021 for PEO 1, Mr. Arabia, includes $7,569,546 additional expense related to his separation from employment with the Company.

(1)	The Company does not currently utilize Net Income (Loss) as a metric in its compensation program.

2026 Proxy Statement	71

DIRECTOR COMPENSATION

BOARD MEMBER CASH AND EQUITY-BASED COMPENSATION (2025)

Based on the 2024 FPC director compensation report (discussed below) and the Compensation Committee’s review and analysis, the Compensation Committee, together with all other members of the Board, approved the compensation structure below for our Board effective for the 2025 elected term and thereafter; provided that, effective as of the 2026 annual meeting, the Board anticipates that the annual cash retainer described below as payable in cash will instead be paid in the form of common stock, providing better alignment with stockholders.

Audit Committee	Compensation Committee
Chair: $20,000	Chair: $20,000
Member: $10,000	Member: $10,000

Nominating and Corporate Governance Committee
Chair: $20,000
Member: $10,000

Meeting fees(2)	Board Chair
$1,500 per board or committee meeting in excess of 8 meetings	Receives an additional $60,000 cash retainer and $60,000 equity retainer
(1)	Annual equity retainer which vests upon grant.
(2)	No meeting fees for Board and Committee meetings are paid unless, in the applicable 12-month period, the aggregate number of Board meetings exceeds eight or the aggregate number of each Committee’s meetings exceeds eight (in which case participant members of the Board or any Committee will be paid $1,500 for each meeting in excess of eight).

Directors are entitled to reimbursement for expenses incurred in fulfilling their duties as our directors. In addition, directors are entitled to receive a maximum annual reimbursement credit of $5,000 for room and tax expenditures incurred at our hotels and resorts and may participate in our matching charitable gift program up to an annual maximum of $5,000.

2025 INDEPENDENT DIRECTOR COMPENSATION

	Fees Earned or	Stock	Matching Charitable
Name	Paid in Cash ($)(1)	Awards ($)(2)	Contributions ($)(3)	Total ($)
W. Blake Baird	100,000	115,133	—	215,133
Michael Barnello	8,940	51,760	—	60,700
Andrew Batinovich	90,000	115,133	—	205,133
Monica S. Digilio	100,000	115,133	5,000	220,133
Kristina M. Leslie	100,000	115,133	—	215,133
Murray J. McCabe	80,000	115,133	—	195,133
Verett Mims	80,000	115,133	—	195,133
Douglas M. Pasquale (4)	140,000	175,210	5,000	320,210
(1)	The amounts in this column represent cash compensation earned by the applicable Director during 2025. Compensation for service on the Board and its Committees is payable quarterly in arrears.

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DIRECTOR COMPENSATION

(2)	The amounts in this column represent the grant date fair value for awards of fully vested stock made to the Director in 2025 as prescribed by ASC Topic 718. To determine the number of shares granted to each Director other than Mr. Barnello, the amount of the grant, $115,000 (or $175,000 in the case of Mr. Pasquale), was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to the grant date, rounded to the nearest whole share. Mr. Barnello was appointed to the Board of Directors on November 15, 2025, and therefore, his stock grant reflects compensation for a partial year of service in 2025. To determine the number of shares granted to Mr. Barnello, the amount of the grant, $52,616 was divided by the average closing price of the Company’s stock over the 20 consecutive trading days ending three trading days prior to his appointment date, rounded to the nearest whole share.
(3)	The amounts in this column represent the aggregate annual cost to the Company of payments made in the form of charitable matching contributions.
(4)	The Compensation Committee reviewed Mr. Pasquale’s independent chair compensation in conjunction with the full Board compensation review and the 2024 FPC Board Compensation Report and concluded that no changes should be made.

INDEPENDENT REVIEW OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board on compensation and benefits for the independent directors. The Compensation Committee generally reviews the compensatory arrangement for the independent directors biennially.

2024 FPC Board Compensation Report. During 2024, FPC’s report detailed the 2023 director compensation programs (as disclosed in the 2024 proxy statements) for two select groups of publicly - traded REITs comprised of (a) a hotel peer group consisting of 11 companies with implied total capitalizations at June 30, 2024 (as identified in the 2024 FPC Board Compensation Report) ranging from approximately $1.1 billion to $18.1 billion and (b) a size/geographic peer group consisting of 12 companies with implied total capitalizations at June 30, 2024 (as identified in the 2024 FPC Board Compensation Report) ranging from approximately $2.1 billion to $9.8 billion compared to the Company’s consolidated total capitalization of $3.2 billion. Findings from the 2024 FPC Board Compensation Report were used to set the 2024 independent director compensation for the 2024 elected term and thereafter.

Based on the 2024 FPC report and current market trends, the Compensation Committee determined to increase the annual cash retainer from $60,000 to $70,000 effective for the 2024 elected term and thereafter. No other changes were made to the independent directors’ compensation for 2024. Beginning in 2025, the annual equity retainer increased from $105,000 to $115,000. Effective as of the 2026 annual meeting, the Board anticipates that the annual cash retainer will instead be paid in the form of common stock, providing better alignment with stockholders.

2026 Proxy Statement	73

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of fiscal year 2025, we have not entered into any related party transactions and there are no currently proposed related party transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. We have adopted a written policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any related party transaction involving us and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed by or has an interest of 5% or more. Our Nominating and Corporate Governance Committee may consider in its decision process, among other factors it deems appropriate, due inquiries of disinterested members of management, disinterested directors, and legal counsel.

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OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2026 and the effectiveness of our internal control over financial reporting as of December 31, 2026. This appointment has been submitted to you for your ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

FEE INFORMATION

The aggregate fees billed for professional services provided by Ernst & Young LLP for 2025 and 2024 were as follows:

Description of Services	2025	2024
Audit Fees	$1,673,500	$1,521,000
Audit-Related Fees	85,000	—
Tax Fees	—	39,014
All Other Fees	—	—
Total Fees	$1,758,500	$1,560,014

In the above table, in accordance with the definitions of the SEC, “audit fees” are fees and expenses paid by us to Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Report on Form 10 - K and the review of the unaudited financial statements included in our quarterly reports on Form 10 - Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including in connection with public offerings of securities. “Audit fees” also include fees paid by us to Ernst & Young LLP for the audit of our internal control over financial reporting. In 2025 and 2024, audit fees, exclusive of out-of-pocket expenses, consisted primarily of $1,650,000 and $1,476,000, respectively, for the full - year audit, quarterly reviews and the audit of our internal control over financial reporting and $23,500 and $45,000, respectively, for services related to statutory and regulatory filings and public offerings.

“Audit-related Fees” are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees billed by Ernst & Young LLP that relate to tax consulting and advisory services. “All Other Fees” are fees billed by Ernst & Young LLP to us for any services not included in the first three categories.

AUDIT COMMITTEE PRE - APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a pre - approval policy requiring that the Audit Committee pre - approve all audit and permissible non - audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre - approval but which will exceed pre - approved cost limits will require separate pre - approval by the Audit Committee. The Audit Committee has delegated to its chair the authority to grant the required approvals for all audit and permissible non - audit services to be performed by Ernst & Young LLP, provided that the chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. All services performed by the independent registered public accounting firm in 2025 were approved by the Audit Committee pursuant to its pre - approval policy.

2026 Proxy Statement	75

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Sunstone’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

The Audit Committee (the “Committee”) of the Board of Directors (“Board”) of Sunstone Hotel Investors, Inc. (“Sunstone” or the “Company”) is composed of three Directors, each of whom meet the independence and other requirements of the New York Stock Exchange, and all of whom qualify as “audit committee financial experts” within the meaning of Item 401(e) of Regulation S-K of the Sarbanes-Oxley Act of 2002. The Committee operates under a written charter adopted by the Board that outlines its responsibilities and the practices it follows. You can view the charter in the Corporate Governance section of our website at www.sunstonehotels.com. The Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Committee.

Sunstone’s management has responsibility for preparing the Company’s financial statements, including the Company’s internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), acting as independent registered public accountants, is responsible for performing an audit of the Company’s annual consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. Ernst & Young is also responsible for auditing Sunstone’s effectiveness of internal controls over financial reporting and issuing a report thereon. The Committee is responsible for the integrity of the Company’s financial statements and internal control structure on behalf of the Board. The Committee met five times during 2025, including regular meetings with Ernst & Young and the internal auditor, both privately and with management present. In addition, before each Committee meeting, the Chair of the Committee holds a discussion with the Ernst & Young audit partner.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2025, as well as the interim financial statements for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025. These reviews included a discussion:

●	of critical accounting policies of the Company and potential or planned future changes to accounting standards and any impact their implementation could have on the Company’s financial statements;
●	of the reasonableness of significant financial reporting estimates and judgments made in connection with the financial statements, including the quality (and not just acceptability) of the Company’s accounting policies;
●	with the Company’s internal and independent auditors of the scope for their respective audits, the results of their respective reviews and their evaluations of the overall quality of the Company’s internal controls and financial reporting including enhancement to the controls process and its integration within Company operations resulting from the implementation of a new financial system;
●	of the written disclosures and the letter from Ernst & Young that is required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Committee concerning independence; and
●	of the potential effects of regulatory and accounting initiatives on the Company’s financial statements.

The Committee has also discussed with the independent auditors the matters required to be discussed under PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors the auditors’ independence from Sunstone and its management, including the matters in the written disclosures and letter required by applicable requirements of the PCAOB.

76	Sunstone Hotel Investors

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Among other matters, the Committee also:

●	reviewed the level of fees paid relative to fees paid by peers and companies of similar size and geographic location, and engaged the internal and independent auditor and appointed Ernst & Young to serve in the capacity of independent auditor during 2025;
●	reviewed Ernst & Young’s performance, qualifications, technical expertise, efficiency of services provided, knowledge of the Company’s operations and industry and quality control procedures in its determination to recommend the retention of Ernst & Young, including reviewing reports on Ernst & Young provided by the PCAOB and reviewing Ernst & Young’s performance from the perspective of the members of senior management;
●	reviewed and pre-approved audit and permitted non - audit services to be performed by the independent auditor in accordance with the Company’s pre-approval policy and reviewed and approved fees;
●	consulted with management and Ernst & Young with respect to the Company’s processes for risk assessment including meetings between the Chair of the Committee and the lead audit partner;
●	reviewed significant legal developments which affect or could affect the Company;
●	reviewed the Company’s cybersecurity policies, procedures and systems in-place to protect the Company’s financial and other proprietary data, including oversight of the Company’s implementation and activation of the enhanced financial system;
●	reviewed the enterprise risk management assessment and the status of the Company’s identified risks;
●	reviewed communications from and management’s responses to governmental agencies for matters of material significance, if applicable;
●	reviewed and approved the type and presentation of information, including earnings guidance, to be included in the Company’s earnings releases and financial supplemental disclosures; and
●	reviewed and responded to any calls placed on the third-party managed Sunstone Business Conduct and Ethics Hotline.

Members of the Committee are not full - time employees of Sunstone and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management, the internal auditor, and the independent accountants. Accordingly, the Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the Company’s auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee charter, the Committee recommended to the Board the inclusion of the audited financial statements in Sunstone’s 2025 Annual Report on Form 10 - K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Kristina M. Leslie, Chair
Andrew Batinovich
Verett Mims

March 18, 2026

2026 Proxy Statement	77

MISCELLANEOUS

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2027 Annual Meeting pursuant to SEC Rule 14a-8 must be received by the Secretary of Sunstone no later than 5:00 p.m. Pacific Time on November 18, 2026, to be considered for inclusion in our proxy statement and proxy card relating to the 2027 Annual Meeting. In addition, any stockholder who wishes to propose a nominee to the Board or submit any other matter to a vote at the 2027 Annual Meeting (other than a stockholder proposal included in our proxy materials pursuant to SEC Rule 14a-8) must deliver such information to our Secretary no earlier than October 19, 2026 and no later than 5:00 p.m. Pacific Time on November 18, 2026 and must comply with the other provisions and requirements of Article II, Section 2.11 of our then current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. Additionally, any stockholder who wishes to propose a nominee to the Board for inclusion in our proxy materials for the 2027 Annual Meeting pursuant to our proxy access bylaw must deliver such information to our Secretary no earlier than October 19, 2026 and no later than 5:00 p.m. Pacific Time on November 18, 2026 and must comply with the other provisions and requirements of Article II, Section 2.16 of our then current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request.

We intend to file the Proxy Statement and a white proxy card with the SEC in connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain the Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement, Annual Report or Notice Card, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate Proxy Statement, Annual Report or Notice Card, as applicable, at your address, you should also contact your broker directly.

If you wish to receive a separate set of proxy materials for the 2026 Annual Meeting, we will deliver them promptly upon request by mail sent to Sunstone Hotel Investors, Inc., 15 Enterprise, Suite 200, Aliso Viejo, California 92656, Attention: Secretary or by telephone at (949) 330-4000.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

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MISCELLANEOUS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is or has been a former or current executive officer or employee of the Company. During 2025, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2025.

OTHER INFORMATION

Sunstone will pay the cost of its proxy solicitation. We also expect that some of our employees may solicit Sunstone stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We may engage the services of a proxy solicitation firm to assist in the solicitation of proxies. Sunstone will pay all costs associated with any engagement of a proxy solicitation firm, which we estimate would not exceed $25,000.

By Order of the Board of Directors

Bryan A. Giglia
Chief Executive Officer and Director

Aliso Viejo, California
March 18, 2026

2026 Proxy Statement	79

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V86071-P45277 For Against Abstain ! ! ! ! ! ! SUNSTONE HOTEL INVESTORS, INC. 15 ENTERPRISE SUITE 200 ALISO VIEJO, CA 92656 SUNSTONE HOTEL INVESTORS, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Ratification of the Audit Committee's appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Advisory vote to approve the compensation of Sunstone's named executive officers, as set forth in Sunstone's Proxy Statement for the 2026 Annual Meeting. NOTE: Transaction of such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 18, 2026. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1. Election of the following nine nominees to serve as directors until the next Annual Meeting and until their successors are elected and qualified: The Board of Directors recommends you vote FOR the following: 1a. W. Blake Baird 1b. Michael Barnello 1c. Andrew Batinovich 1d. Monica S. Digilio 1e. Bryan A. Giglia 1f. Kristina M. Leslie 1g. Murray J. McCabe 1h. Verett Mims 1i. Douglas M. Pasquale VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V86072-P45277 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting and Proxy Statement are available at www.proxyvote.com. PROXY SUNSTONE HOTEL INVESTORS, INC. This Proxy is being solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 1, 2026 The undersigned stockholder of Sunstone Hotel Investors, Inc., a Maryland corporation ("Sunstone"), hereby appoints Aaron R. Reyes and David M. Klein (the "Proxy Holders"), with full power of substitution, as proxy for the undersigned to attend and represent the undersigned at the Annual Meeting of Stockholders of Sunstone to be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, CA 94111, at 8:00 a.m. Pacific Time on May 1, 2026, and any adjournment or postponement thereof (the "Annual Meeting"), and to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and of the accompanying Proxy Statement, the terms of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such shares. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS OF SUNSTONE RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. The Proxy Holders cannot vote the shares unless you sign and return this card or, if you own shares through a bank or broker that provides for voting proxy by phone or over the Internet, by submitting your vote by phone or over the Internet in accordance with your bank’s or broker’s instructions. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)